UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934 (Amendment No.    )

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Union Electric Company

(Name of Registrant As Specified In Its Charter)

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UNION ELECTRIC COMPANY

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of

UNION ELECTRIC COMPANY

The Annual Meeting of Shareholders of Union Electric Company will be held at Powell Symphony Hall, 718 North Grand Boulevard, St. Louis, Missouri, on Tuesday, April 27, 2010, at 9:00 A.M., for the purposes of

(1)    electing six directors of the Company for terms ending at the annual meeting of shareholders to be held in 2011; and

(2)    acting on other proper business presented to the meeting.

The Board of Directors of the Company presently knows of no other business to come before the meeting.

If you owned shares of the Company’s capital stock at the close of business on March 1, 2010, you are entitled to vote at the meeting and at any adjournment thereof. Persons will be admitted to the meeting upon verification of their shareholdings in the Company. If your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 1, 2010, the record date for voting. Please note that cameras and other recording devices will not be allowed in the meeting.

THERE WILL BE NO SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF THE COMPANY.

By order of the Board of Directors.

STEVEN R. SULLIVAN

Secretary

St. Louis, Missouri

March 10, 2010

SECTION	PAGE

i

INFORMATION STATEMENT OF UNION ELECTRIC COMPANY

(First sent or given to shareholders on or about March 10, 2010)

Principal Executive Offices:

One Ameren Plaza

1901 Chouteau Avenue

St. Louis, MO 63103

FORWARD-LOOKING INFORMATION

Statements in this information statement not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. These statements are intended to constitute “forward-looking” statements in connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. We are providing this cautionary statement to disclose that there are important factors that could cause actual results to differ materially from those anticipated. Reference is made to our Annual Report on Form 10-K for the year ended December 31, 2009 (the “2009 Form 10-K”) filed with the Securities and Exchange Commission (the “SEC”) for a list of such factors.

INFORMATION ABOUT THE ANNUAL SHAREHOLDERS MEETING

This information statement is furnished in connection with the Annual Meeting of Shareholders of Union Electric Company, doing business as AmerenUE (the “Company,” “Union Electric,” “we,” “us” and “our”), to be held on Tuesday, April 27, 2010 (“Annual Meeting”), and at any adjournment thereof. The Annual Meeting will be held at Powell Symphony Hall, 718 North Grand Boulevard, St. Louis, Missouri at 9:00 A.M. Central Time.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Company, Central Illinois Public Service Company, doing business as AmerenCIPS (“CIPS”), Central Illinois Light Company, doing business as AmerenCILCO (“CILCO”), Illinois Power Company, doing business as AmerenIP (“IP”), Ameren Services Company (“Ameren Services”), and Ameren Energy Generating Company (“AEG”) are principal direct or indirect subsidiaries of Ameren Corporation (“Ameren”), a holding company.

Ameren has common equity securities listed on the New York Stock Exchange (“NYSE”) and holds either directly or indirectly more than 50 percent of the voting power of Union Electric, CIPS, Ameren Services, AEG, CILCO and IP. Union Electric has no securities listed on the NYSE and is therefore exempt from all of the corporate governance rules of the NYSE (Section 303A of the NYSE’s Listed Company Manual). Union Electric, however, voluntarily complies with certain of the NYSE’s listing standards relating to corporate governance, where such compliance is deemed to be in the best interest of Union Electric’s shareholders.

Our 2009 Form 10-K is being sent, along with the Notice of Annual Meeting and this information statement, to all shareholders of record at the close of business on March 1, 2010, which is the record date for the determination of shareholders entitled to vote at the meeting. Note that the 2009 Form 10-K is a combined report for Ameren, Union Electric, CIPS, AEG, CILCO and IP, which comprise all Ameren companies registered under the Securities Exchange Act of 1934, as amended.

As information, Union Electric’s Annual Meeting will be held in conjunction with the Ameren, CIPS, CILCO and IP annual meetings.

VOTING

Only shareholders of record of our common stock, $5 par value (“Common Stock”) and our preferred stock (“Preferred Stock”) at the close of business on the record date, March 1, 2010, are entitled to vote at the Annual Meeting. Our two classes of outstanding voting securities on such date consisted of 102,123,834 shares of Common Stock, all of which were owned by Ameren, and 1,137,595 shares of Preferred Stock of various series. As provided in our By-Laws, in order to conduct the meeting, holders of more than one-half of the outstanding shares entitled to vote must be present in person or represented by proxy so that there is a quorum. Our Common Stock and Preferred Stock vote together as a single class on the election of directors. Each shareholder is entitled to one vote for each share of our stock held (whether Common Stock or Preferred Stock), on each matter submitted to a vote at the Annual Meeting, except that in the election of directors, each shareholder is entitled to vote cumulatively and therefore may give one nominee votes equal to the number of directors to be elected, multiplied by the number of shares held by that shareholder, or those votes may be distributed among any two or more nominees.

In determining whether a quorum is present at the Annual Meeting, shares represented by a proxy which directs that the shares abstain from voting or that a vote be withheld on a matter, shall be deemed to be represented at the meeting for quorum purposes. Shares as to which voting instructions are given as to at least one of the matters to be voted on shall also be deemed to be so represented. If the proxy states how shares will be voted in the absence of instructions by the shareholder, such shares shall be deemed to be represented at the meeting.

In all matters, other than the election of directors, every decision of a majority of the shares entitled to vote on the subject matter and represented in person or by proxy at the meeting at which a quorum is present shall be valid as an act of the shareholders. In tabulating the number of votes on such matters (i) shares represented by a proxy which directs that the shares abstain from voting or that a vote be withheld on a matter shall be deemed to be represented at the meeting as to such matter, (ii) except as provided in (iii) below, shares represented by a proxy as to which voting instructions are not given as to one or more matters to be voted on shall not be deemed to be represented at the meeting for the purpose of the vote as to such matter or matters, and (iii) a proxy which states how shares will be voted in the absence of instructions by the shareholder as to any matter shall be deemed to give voting instructions as to such matter. In the election of directors, the six nominees who receive the most votes will be elected. Shareholder votes are certified by independent inspectors of election.

We have been informed that Ameren intends to cast the votes of all of the outstanding shares of our Common Stock for the election of the nominees for directors named in Item (1). Accordingly, this matter is expected to be approved. Therefore, the Board of Directors considered it unnecessary to solicit proxies for the Annual Meeting. However, if you wish to vote your shares of Preferred Stock, you may do so by attending the Annual Meeting in person and casting your vote by a ballot which will be provided for that purpose.

OTHER ANNUAL MEETING MATTERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF INFORMATION STATEMENT AND 2009 FORM 10-K FOR THE ANNUAL MEETING TO BE HELD ON APRIL 27, 2010

This information statement and our 2009 Form 10-K, including our financial statements, are also available to you at http://www.ameren.com/UEInfoStatement.

HOW YOU CAN REVIEW THE LIST OF SHAREHOLDERS

The names of shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and, for 10 days prior to the Annual Meeting, at the Office of the Secretary of the Company.

WEBCAST OF THE ANNUAL MEETING

The Annual Meeting will also be webcast on April 27, 2010. You are invited to visit http://www.ameren.com at 9:00 A.M. CT on April 27, 2010, to hear the webcast of the Annual Meeting. On the home page, you will click on “Live Webcast Annual Meeting April 27, 2010, 9:00 A.M. CT,” then the appropriate audio link. The webcast will remain on Ameren’s website for one year. You cannot record your vote on this webcast.

HOW YOU CAN CONTACT US ABOUT ANNUAL MEETING MATTERS

You may reach us:

-    by mail addressed to

Office of the Secretary

Union Electric Company

P.O. Box 66149, Mail Code 1370

St. Louis, MO 63166-6149

-    by calling toll free 1-800-255-2237 (or in the St. Louis area 314-554-3502).

ITEMS YOU MAY VOTE ON

ITEM (1):  ELECTION OF DIRECTORS

Six directors are to be elected at the Annual Meeting to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified. In the event that any nominee for election as director should become unavailable to serve, votes will be cast for such substitute nominee or nominees as may be nominated by the Nominating and Corporate Governance Committee of Ameren’s Board of Directors and approved by the Board of Directors. The Nominating and Corporate Governance Committee, as described below, performs its committee functions for our Board. The Board of Directors knows of no reason why any nominee will not be able to serve as director. The six nominees for director who receive the most votes will be elected.

Our Board of Directors is currently comprised of six directors (Warner L. Baxter, Daniel F. Cole, Adam C. Heflin, Martin J. Lyons, Jr., Richard J. Mark and Steven R.

Sullivan), each of whom is an executive officer of the Company or its affiliates. As discussed below, the Audit and Risk Committee, as well as the Nominating and Corporate Governance Committee, Human Resources Committee, Nuclear Oversight Committee, Public Policy Committee and Finance Committee of Ameren’s Board of Directors, perform committee functions for our Board.

INFORMATION CONCERNING NOMINEES TO THE BOARD OF DIRECTORS

The nominees for our Board of Directors are listed below, along with their age as of December 31, 2009, tenure as director, other directorships held by such nominee during the last five years and business background for at least the last five years. Each nominee’s biography below also includes a description of the specific experience, qualifications, attributes or skills of each director or nominee that led Ameren’s Board to conclude that such person should serve as a director of the Company at the time that this information statement is filed with the SEC. In addition to those specific experiences, qualifications, attributes or skills detailed below, each director or nominee has demonstrated the highest professional and personal ethics, a broad experience in business, government, education or technology, the ability to provide insights and practical wisdom based on their experience and expertise, a commitment to enhancing shareholder value, compliance with legal and regulatory requirements, and the ability to develop a good working relationship with other Board members and contribute to the Board’s working relationship with senior management of the Company. In assessing the composition of the Board of Directors, Ameren’s Nominating and Corporate Governance Committee recommends Board nominees so that collectively, the Board is balanced by having the necessary experience, qualifications, attributes and skills and that no nominee is recommended because of one particular criterion. See “— Consideration of Director Nominees” below for additional information regarding director nominees and the nominating process.

Each nominee has consented to being nominated for director and has agreed to serve if elected. No arrangement or understanding exists between any nominee and the Company or, to the Company’s knowledge, any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. All of the nominees are currently directors of the Company and have been previously elected by the Company’s shareholders at prior annual meetings. There are no family relationships between any director, executive officer, or person nominated or chosen by us to become a director or executive officer. All of the nominees for election to the Board were unanimously recommended by the Nominating and Corporate Governance Committee of Ameren’s Board of Directors and were unanimously nominated by our Board of Directors. We have been informed that Ameren intends to cast the votes of all of the outstanding shares of our Common Stock for the election of the nominees named below.

WARNER L. BAXTER

Chairman, President and Chief Executive Officer of the Company (effective May 1, 2009; Executive Vice President and Chief Financial Officer of the Company, Ameren, CIPS, AEG, CILCORP (defined below), CILCO and IP and Chairman, President, Chief Executive Officer and Chief Financial Officer of Ameren Services through April 2009). Mr. Baxter joined the Company in 1995. Mr. Baxter was elected Senior Vice President of the Company, Ameren, CIPS, Ameren Services and AEG in 2001 and at CILCORP Inc. (a former Ameren subsidiary that merged into Ameren in March 2010) (“CILCORP”) and CILCO in 2003. In October 2003, he was elected Executive Vice President and Chief Financial Officer at the Company, Ameren, CIPS, AEG, CILCORP and CILCO and at IP in September 2004. In October 2003, Mr. Baxter was elected Executive

Vice President and Chief Financial Officer at Ameren Services and in January 2007, he was elected Chairman, President, Chief Executive Officer and Chief Financial Officer of Ameren Services. Effective May 1, 2009, Mr. Baxter assumed the position of Chairman, President and Chief Executive Officer of the Company and relinquished his positions of Executive Vice President and Chief Financial Officer of the Company, Ameren, CIPS, AEG, CILCORP, CILCO and IP and Chairman, President, Chief Executive Officer and Chief Financial Officer of Ameren Services. Director of the Company since 1999. In light of his new position discussed above, in 2009, Mr. Baxter was not nominated for re-election as a director of CIPS, AEG, CILCORP, CILCO or IP. Mr. Baxter held directorships at each of the following companies until the date of each such company’s respective annual meeting of shareholders in 2009: CIPS (1999-2009); AEG (2001-2009); CILCORP (2003-2009); CILCO (2003-2009); IP (2004-2009). In light of his new position discussed above, in 2009, Mr. Baxter was not nominated for re-election as a director of CIPS, AEG, CILCORP, CILCO or IP. Age: 48. Based primarily upon Mr. Baxter’s extensive executive management and directorship experience, strong strategic planning, accounting, financial and administrative skills and experience, and tenure with the Company (and its affiliates), as well as those demonstrated attributes discussed in the first paragraph under “Information Concerning Nominees to the Board of Directors” above, the Board determined that Mr. Baxter should serve as a director of the Company at the time that this information statement is filed with the SEC.

DANIEL F. COLE

Chairman, President and Chief Executive Officer of Ameren Services (effective May 1, 2009) and Senior Vice President of the Company, CIPS, CILCO and IP. Mr. Cole was employed by the Company in 1976 as an engineer. He was elected Senior Vice President of the Company and Ameren Services in 1999, at CIPS in 2001, at CILCO and CILCORP in 2003 and at IP in 2004. He was elected President of AEG in 2001 and relinquished that position in 2003. Effective May 1, 2009, Mr. Cole assumed the position of Chairman, President and Chief Executive Officer of Ameren Services and remained Senior Vice President of the Company, CIPS, CILCO, CILCORP and IP. Director of the Company since 2005. Other directorships: CILCORP (2003-March 2010); AEG (2000-present); CIPS (2003-present); CILCO (2003-present); IP (2004-present); Ameren Services (2009-present). Age: 56. Based primarily upon Mr. Cole’s significant executive management and directorship experience, strong strategic planning, engineering and administrative skills and experience, and extensive tenure with the Company (and its affiliates), as well as those demonstrated attributes discussed in the first paragraph under “Information Concerning Nominees to the Board of Directors” above, the Board determined that Mr. Cole should serve as a director of the Company at the time that this information statement is filed with the SEC.

ADAM C. HEFLIN

Senior Vice President and Chief Nuclear Officer of the Company. Mr. Heflin joined the Company in 2005 as Vice President of Nuclear Operations and was elected Senior Vice President and Chief Nuclear Officer of the Company in 2008. Prior to joining the Company, Mr. Heflin served as Unit 2 plant manager at Arkansas Nuclear One, owned by Entergy Corporation. He joined Entergy Corporation’s nuclear operations in 1992. Director of the Company since 2008. Age: 45. Based primarily upon Mr. Heflin’s executive management experience, extensive nuclear operations skills and experience, tenure with the Company, as well as those demonstrated attributes discussed in the first paragraph under “Information Concerning Nominees to the Board of Directors” above, the Board determined that Mr. Heflin should serve as a director of the Company at the time that this information statement is filed with the SEC.

MARTIN J. LYONS, JR.

Senior Vice President and Chief Financial Officer of the Company, Ameren, AEG, CIPS, CILCO, IP and Ameren Services (effective May 1, 2009; Senior Vice President and Chief Accounting Officer of the Company, Ameren, AEG, CILCORP, CIPS, CILCO, IP and Ameren Services through April 2009). Mr. Lyons joined the Company, Ameren, CIPS, AEG and Ameren Services in 2001 as controller. He was elected controller of CILCORP and CILCO in 2003. Mr. Lyons was also elected vice president of the Company, Ameren, CIPS, AEG, CILCORP, CILCO and Ameren Services in 2003 and vice president and controller of IP in 2004. In 2007, his position at the Company was changed to vice president and principal accounting officer. In 2008, Mr. Lyons was elected senior vice president and chief accounting officer of the Ameren companies. Effective May 1, 2009, Mr. Lyons assumed the positions of Senior Vice President and Chief Financial Officer, while remaining as the principal accounting officer, of the Company, Ameren, AEG, CILCORP, CIPS, CILCO, IP and Ameren Services. In conjunction with his new positions, Mr. Lyons was nominated and elected to the Board of Directors of the Company, AEG, CILCORP, CIPS, CILCO and IP at each company’s respective annual meeting of shareholders in 2009. Mr. Lyons’ directorship at CILCORP ended in March 2010. Age: 43. Based primarily upon Mr. Lyons’ executive management experience, strong accounting, financial and administrative skills and experience, and tenure with the Company (and its affiliates), as well as those demonstrated attributes discussed in the first paragraph under “Information Concerning Nominees to the Board of Directors” above, the Board determined that Mr. Lyons should serve as a director of the Company at the time that this information statement is filed with the SEC.

RICHARD J. MARK

Senior Vice President of the Company. Mr. Mark was elected Vice President-Customer Service of Ameren Services in January 2002. In 2003, he was elected Vice President-Governmental Policy and Consumer Affairs at Ameren Services with responsibility for government affairs, economic development and community relations for Ameren’s utility subsidiaries, including the Company. Mr. Mark was elected Senior Vice President of the Company in January 2005, with responsibility for Missouri energy delivery. In April 2007, he relinquished his position at Ameren Services. Director of the Company since 2005. Age: 54. Based primarily upon Mr. Mark’s executive management experience, significant consumer and regulatory affairs and administrative skills and experience, and tenure with the Company (and its affiliates), as well as those demonstrated attributes discussed in the first paragraph under “Information Concerning Nominees to the Board of Directors” above, the Board determined that Mr. Mark should serve as a director of the Company at the time that this information statement is filed with the SEC.

STEVEN R. SULLIVAN

Senior Vice President, General Counsel and Secretary of the Company, Ameren, CIPS, AEG, Ameren Services, CILCO and IP. Mr. Sullivan was elected Vice President, General Counsel and Secretary of the Company, Ameren and CIPS in 1998 and at AEG in 2000. In January 2003, he was elected Vice President, General Counsel and Secretary of CILCORP and CILCO. He was elected to his present positions at the Company and its affiliates in October 2003. He was elected Senior Vice President, General Counsel and Secretary of IP in September 2004. Director of the Company since 2004. Other directorships:

CILCORP (2004-March 2010); CIPS (2004-present); CILCO (2004-present); AEG (2004-present); IP (2004-present). Age: 49. Based primarily upon Mr. Sullivan’s significant executive management and directorship experience, strong legal, regulatory, compliance and administrative skills and experience, and tenure with the Company (and its affiliates), as well as those demonstrated attributes discussed in the first paragraph under “Information Concerning Nominees to the Board of Directors” above, the Board determined that Mr. Sullivan should serve as a director of the Company at the time that this information statement is filed with the SEC.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THESE DIRECTOR NOMINEES.

BOARD STRUCTURE

Board and Committee Meetings and Annual Meeting Attendance — During 2009, the Board of Directors met or acted by unanimous written consent without a meeting 13 times. All directors attended or participated in 75 percent or more of the aggregate number of meetings of the Board and the Board Committees of which they were members.

The Company has adopted a policy under which Board members are expected to attend each shareholders’ meeting. At the 2009 annual meeting, all of the then incumbent directors were in attendance.

Age Policy — Ameren’s directors who attain age 72 prior to the date of an annual meeting are required to submit a letter to Ameren’s Nominating and Corporate Governance Committee offering his or her resignation, effective with the end of the director’s elected term, for consideration by the Committee. The Nominating and Corporate Governance Committee will review the appropriateness of continued service on the Board of Directors by that director and make a recommendation to the Board of Directors and, if applicable, annually thereafter.

In addition, Ameren’s Corporate Governance Guidelines provide that an Ameren director who undergoes a significant change in professional responsibilities, occupation or business association is required to notify Ameren’s Nominating and Corporate Governance Committee and offer his or her resignation from Ameren’s Board. The Nominating and Corporate Governance Committee will then evaluate the facts and circumstances and make a recommendation to Ameren’s Board whether to accept the offered resignation or request that the director continue to serve on its Board.

Board Leadership Structure — The Company’s By-Laws give the Company’s Board of Directors the right to exercise its discretion to either separate or combine the offices of Chairman of the Board and Chief Executive Officer. This decision is based upon the Board’s determination of what is in the best interests of the Company and its shareholders, in light of then-current and anticipated future circumstances and taking into consideration succession planning, skills and experience of the individual(s) filling those positions, and other relevant factors. The Board has determined that the Board leadership structure that is most appropriate at this time, given the specific characteristics and circumstances of the Company, is a structure that combines the roles of Chairman of the Board and Chief Executive Officer for the following primary reasons: (1) such a Board leadership structure has served the Company and its shareholders well and the structure continues to serve us well with Mr. Baxter filling those roles based on his extensive executive management and directorship experience, strong strategic planning, accounting, financial and administrative skills and experience, and tenure with the Company (and its affiliates); and (2) since Ameren owns all of the Company’s

Common Stock, the Company receives significant independent oversight by Ameren’s Board of Directors (for example, Ameren’s three principal Board committees (i.e., Audit and Risk Committee, Human Resources Committee and Nominating and Corporate Governance Committee) are comprised entirely of independent directors and perform committee functions for the Company as do Ameren’s Finance Committee, Nuclear Oversight Committee and Public Policy Committee (see “— Board Committees” below); Ameren’s Nominating and Corporate Governance Committee recommends to Ameren’s Board, and Ameren’s Board subsequently nominates, director candidates for the Company’s Board; and any Company director, as a result of Ameren’s ownership of all the Company’s Common Stock, may be removed by Ameren’s Board at any time, with or without cause). Based on oversight by Ameren’s Board, as described above, Ameren’s ownership of all the Company’s Common Stock and the economic rights of the holders of the Preferred Stock being senior in priority to the Common Stock, and the Company’s current Board composition and leadership structure, the Board has not appointed a lead independent director. The Board recognizes that depending on the specific characteristics and circumstances of the Company, other leadership structures might be appropriate.

Risk Oversight Process — Given the importance of monitoring risks, Ameren’s Board has determined to utilize a committee specifically focused on oversight of the risk management of Ameren and its subsidiaries, including the Company. Ameren’s Board has charged its Audit and Risk Committee with oversight responsibility of Ameren’s and its subsidiaries’, including the Company’s, overall business risk management process, which includes the identification, assessment, mitigation and monitoring of risks for Ameren and its subsidiaries, including the Company. Ameren’s Audit and Risk Committee meets on a regular basis to review the business risk management processes, at which time applicable members of Ameren’s and the Company’s senior management provide reports to the Audit and Risk Committee. While Ameren’s Audit and Risk Committee retains this responsibility, it coordinates this oversight with other committees of Ameren’s Board having primary oversight responsibility for specific risks (see “— Board Committees — Ameren Committee and Function” below). Each of Ameren’s standing Board committees, in turn, receives regular reports from members of Ameren’s and the Company’s senior management concerning its assessment of Ameren and Company risks within the purview of such committee.

Notwithstanding Ameren’s Board of Directors’ oversight delegation to Ameren’s Audit and Risk Committee, the entire Board is actively involved in risk oversight. Ameren’s Audit and Risk Committee annually reviews for Ameren’s Board which committees maintain oversight responsibilities described above and the overall effectiveness of the business risk management process. In addition, at each of its meetings, the Board receives a report from the Chair of the Audit and Risk Committee, as well as the chair of each of the other committees identified above, each of which is chaired by an independent director. Ameren’s Board then discusses and deliberates on the risk management practices of Ameren and its subsidiaries, including the Company. Through the process outlined above, Ameren’s Board believes that the leadership structure of Ameren’s Board supports effective oversight of the risk management of Ameren and its subsidiaries, including the Company.

Board Committees — The Board of Directors has a standing Executive Committee, with such duties as may be delegated to it from time to time by the Board and authority to act on most matters concerning management of the Company’s business during intervals between Board meetings. The Executive Committee did not meet or act by unanimous written consent without a meeting in 2009. The present members of this committee are Messrs. Baxter, Lyons and Sullivan.

In addition, as described below, the Board of Directors utilizes the Audit and Risk Committee, Human Resources Committee, Nominating and Corporate Governance Committee, Nuclear Oversight Committee, Public Policy Committee and Finance Committee of Ameren’s Board of Directors to perform such committee functions for the Company’s Board. Ameren’s Audit and Risk Committee, Human Resources Committee, and Nominating and Corporate Governance Committee are comprised entirely of non-management directors, each of whom Ameren’s Board of Directors has determined to be “independent” as defined by the relevant provisions of the Sarbanes-Oxley Act of 2002, the NYSE listing standards and Ameren’s Policy Regarding Nominations of Directors (the “Director Nomination Policy”).

Ameren Committee and Function	Chair and Members	Meetings in 2009

Ameren’s Audit and Risk Committee

Appoints and oversees the independent registered public accountants; pre-approves all audit, audit-related services and non-audit engagements with independent registered public accountants; approves the annual internal audit plan, annual staffing plan and financial budget of the internal auditors; reviews with management the design and effectiveness of internal controls over financial reporting; reviews with management and independent registered public accountants the scope and results of audits and financial statements, disclosures and earnings press releases; reviews the appointment of the internal audit manager or any third party provider of internal audit services; reviews the internal audit function; reviews with management the business risk management processes, which include the identification, assessment, mitigation and monitoring of risks on an Ameren-wide basis; coordinates its oversight of business risk management with other Ameren board committees having primary oversight responsibilities for specific risks; performs other actions as required by the Sarbanes-Oxley Act of 2002, the NYSE listing standards and its Charter; establishes a system by which employees may communicate directly with members of the Committee about accounting, internal controls and financial reporting deficiency; and performs its committee functions for all Ameren subsidiaries, including the Company, which are registered companies pursuant to the Securities Exchange Act of 1934. Douglas R. Oberhelman qualifies as an “audit committee financial expert” as that term is defined by the SEC. A more complete description of the duties of the Committee is contained in the Audit and Risk Committee’s Charter available at http://www.ameren.com/Investors.

	Douglas R. Oberhelman, Chairman Stephen F. Brauer Susan S. Elliott Ellen M. Fitzsimmons Stephen R. Wilson	9

Ameren Committee and Function	Chair and Members	Meetings in 2009

Ameren’s Human Resources Committee

Reviews and approves objectives relevant to the compensation of Chief Executive Officers of Ameren and its subsidiaries, including the Company, as well as other executive officers; administers and approves awards under Ameren’s incentive compensation plan; administers and approves incentive compensation plans, executive employment agreements, severance agreements, change in control agreements and determines policy with respect to Section 162(m) of the Internal Revenue Code of 1986 (the “IRC”); reviews with management, and prepares an annual report regarding, the Compensation Discussion and Analysis section of Ameren’s Form 10-K and proxy statement and the Form 10-K and information statement of the Company and other Ameren subsidiaries which are registered companies pursuant to the Securities Exchange Act of 1934; acts on important policy matters affecting personnel; performs other actions as required by the NYSE listing standards and its Charter; and performs its committee functions for all Ameren subsidiaries, including the Company, which are registered companies pursuant to the Securities Exchange Act of 1934. A more complete description of the duties of the Committee is contained in the Human Resources Committee’s Charter available at http://www.ameren.com/Investors.

	Patrick T. Stokes, Chairman Walter J. Galvin James C. Johnson Harvey Saligman	7

Ameren’s Nominating and Corporate Governance Committee

Adopts policies and procedures for identifying and evaluating director nominees; identifies and evaluates individuals qualified to become Board members and director candidates, including individuals recommended by shareholders; reviews the Board’s policy for director compensation and benefits; establishes a process by which shareholders and other interested persons will be able to communicate with members of the Board; develops and recommends to the Board corporate governance guidelines; oversees Ameren’s code of business conduct (referred to as its Corporate Compliance Policy), its Code of Ethics for Principal Executive and Senior Financial Officers and its Policy and Procedures With Respect to Related Person Transactions (see “—Corporate Governance” below) which are applicable to the Company as well as Ameren; performs other actions as required by the NYSE listing standards and its Charter; and performs its committee functions for all Ameren subsidiaries, including the Company, which are registered companies pursuant to the Securities Exchange Act of 1934. A more complete description of the duties of the Committee is contained in the Nominating and Corporate Governance Committee’s Charter available at http://www.ameren.com/Investors.

	James C. Johnson, Chairman Ellen M. Fitzsimmons Douglas R. Oberhelman Harvey Saligman Patrick T. Stokes	7

Ameren Committee and Function	Chair and Members	Meetings in 2009
Ameren’s Nuclear Oversight Committee Provides Ameren Board-level oversight of the Company’s nuclear power facility as well as long-term plans and strategies of Ameren’s nuclear power program and makes appropriate reports to the Ameren Board. A more complete description of the duties of the Committee is contained in the Nuclear Oversight Committee’s Charter available at http://www.ameren.com/Investors.	Jack D. Woodard, Chairman Susan S. Elliott Gayle P.W. Jackson Charles W. Mueller Stephen R. Wilson	6

Ameren’s Public Policy Committee

Identifies, evaluates and monitors matters relating to corporate citizenship, including, but not limited to, the support of charitable, political and educational organizations, relevant health and safety issues and community and government relations; reviews policies and practices relating to protecting the environment, relevant public affairs issues and Ameren’s and the Company’s involvement in key regulatory proceedings; assures that Ameren and its subsidiaries, including the Company, address relevant public affairs issues from a perspective that emphasizes the interests of its key constituents and shareholders; reviews and recommends to Ameren’s Board shareholder proposals for inclusion in Ameren’s proxy materials that relate to public affairs and/or corporate social responsibility issues; and reviews annually with management the performance for the immediately preceding year regarding public policy-related stakeholder relationships (including, as appropriate, communities, customers and governmental relationships). A more complete description of the duties of the Committee is contained in the Public Policy Committee’s Charter available at http://www.ameren.com/Investors.

	Gayle P.W. Jackson, Chairman Charles W. Mueller Jack D. Woodard	6

Ameren Committee and Function	Chair and Members	Meetings in 2009

Ameren’s Finance Committee

Oversees overall financial policies and objectives of Ameren and its subsidiaries, including the Company, including capital project review and approval of financing plans and transactions, investment policies and rating agency objectives; reviews and makes recommendations regarding Ameren’s dividend policy; reviews and recommends to Ameren’s Board the capital budget of Ameren and its subsidiaries, including the Company; reviews, approves and monitors all capital projects with estimated capital expenditures of between $25 million and $50 million; recommends to Ameren’s Board and monitors all capital projects with estimated capital costs in excess of $50 million; reviews and evaluates potential mergers, acquisitions, participations in joint ventures, divestitures and other similar transactions; approves the investment strategy and asset allocation guidelines for those pension plans sponsored and administered by Ameren or one or more of its subsidiaries, including the Company (“Ameren Pension Plans”); approves actions or delegates responsibilities for the investment strategy and asset allocation guidelines for the Ameren Pension Plans; recommends to Ameren’s Board amendments to the Ameren Pension Plans, except as otherwise delegated; monitors actuarial assumptions and reviews the investment performance, funded status and projected contributions for the Ameren Pension Plans; reviews Ameren’s and its subsidiaries’, including the Company’s, capital markets and other financing plans; reviews and recommends Ameren’s equity financings to Ameren’s Board; and approves the parameters for the material terms of Ameren’s long-term debt financings and its subsidiaries’, including the Company’s, long-term debt and equity issuances. A more complete description of the duties of the Committee is contained in the Finance Committee’s Charter available at http://www.ameren.com/Investors.

	Walter J. Galvin, Chairman Stephen F. Brauer Charles W. Mueller	8

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Policies, Committee Charters and Codes of Conduct

Ameren’s Board of Directors has adopted Corporate Governance Guidelines, a Director Nomination Policy, a Policy Regarding Communications to the Board of Directors, a Policy and Procedures With Respect to Related Person Transactions, each applicable to Ameren and certain of its subsidiaries, including the Company, and written charters for its Audit and Risk Committee, Human Resources Committee, Nominating and Corporate Governance Committee, Nuclear Oversight Committee, Public Policy Committee and Finance Committee. Ameren’s Board of Directors also has adopted a code of business conduct (referred to as its Corporate Compliance Policy) applicable to all of the directors, officers and employees of Ameren and its subsidiaries, including the Company, and a Code of Ethics for Principal Executive and Senior Financial Officers of all Ameren companies. These documents and other items relating to the governance of the Company can be found in the Investors’ section of Ameren’s website at http://www.ameren.com. These documents are also available in print free of charge to any shareholder who requests them from the Office of the Company’s Secretary.

Ameren Human Resources Committee Governance

Ameren’s Human Resources Committee focuses on good governance practices in its operation. In 2009, this included:

•	considering compensation for the Executives (as defined below) in the context of all of the components of total compensation;

•	requiring several meetings to discuss important decisions;

•

reviewing tally sheets for the Executives including all components of total compensation packages (tally sheets help the Committee understand the cumulative effect of the compensation decisions it has made over time, to determine whether the result has been excessive or unreasonable; the Committee concluded upon review that it was neither);

•	receiving meeting materials several days in advance of meetings;

•	conducting executive sessions with Committee members only; and

•	obtaining professional advice from an outside compensation consultant engaged directly by and who reports to the Committee.

Delegation of Authority

Ameren’s Human Resources Committee has delegated authority to Ameren’s Human Resources Administrative Committee, comprised of designated members of Ameren’s management, to approve changes to certain of Ameren’s and the Company’s retirement plans.

Role of Executive Officers

The role of executive officers in compensation decisions for 2009 is described below under “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis — Role of Executive Officers.” Neither Mr. Thomas R. Voss, the Chairman, President and Chief Executive Officer of the Company until May 1, 2009, nor Mr. Baxter, while Chief Executive Officer of the Company, was involved in determining his own compensation. See “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis — Timing of Compensation Decisions and Awards” below.

Role of Compensation Consultants

In 2009, Ameren’s Human Resources Committee directly retained Hewitt Associates (“Hewitt”) as its outside compensation consulting firm. The Committee informed Hewitt in writing that it expected Hewitt to be frank and upfront with the Committee at all times and to advise the Committee if and when there were elements of management proposals to the Committee that Hewitt believed the Committee should not support. The Committee specified that the scope of Hewitt’s work with the Committee was to:

•	provide ongoing recommendations regarding executive compensation consistent with Ameren’s business needs, its pay philosophy, market trends and the latest legal and regulatory considerations;

•	provide market data as background to annual decisions regarding Chief Executive Officer and senior management base salaries and short-term and long-term incentive amounts;

•	advise the Committee as to best practices for working effectively with management while representing shareholders’ interests; and

•	provide other services as the Committee may request.

For 2009, Hewitt provided the following services to the Committee:

•	competitive market pay and market trend analyses;

•	preparation of tally sheets and review of the same with the Committee;

•	advice with respect to legal, regulatory, and/or accounting considerations impacting Ameren’s compensation and benefit programs;

•

assistance with the design of compensation and executive benefit programs, including changes to the long-term incentive compensation program for grants made in 2009, changes to the executive severance plan in 2009 and changes to the deferred compensation program beginning in 2010; and

•	other requests relating to executive compensation issues.

Hewitt representatives attended six of the seven Human Resources Committee meetings during 2009 and, as described below, met separately with the Committee.

In 2004, Ameren’s Human Resources Committee selected the principal executive compensation consultant from Hewitt that reports to the Committee. During 2009, various factors contributed to the autonomy of the executive compensation consultant, including the following: (1) the consultant did not operate as the primary relationship manager for other work Ameren might do with the consultant’s firm; and (2) the consultant met separately with the Committee members outside the presence of management at each meeting which the consultant attended at the Committee’s request, and spoke separately with the Committee Chair and other Committee members between meetings, as necessary or desired. In addition, Hewitt adopted a policy, effective October 1, 2007, that expressly provided that the compensation of its executive compensation consultants would not be impacted by any other services Hewitt might provide to the clients served by those consultants, or by Hewitt’s overall profitability. Other than services provided to Ameren’s Human Resources Committee as set forth above and for Ameren’s Nominating and Corporate Governance Committee as described below, Hewitt did not perform any other services to Ameren or its subsidiaries, including the Company, in 2009.

In early 2010, Hewitt spun off a portion of its executive compensation practice into a separate and independent entity named Meridian Compensation Partners, LLC (“Meridian”). For 2010, Ameren’s Human Resources Committee has engaged Meridian as its independent compensation consultant.

Human Resources Committee Interlocks and Insider Participation

The current members of Ameren’s Human Resources Committee of the Board of Directors, Messrs. Johnson, Galvin, Saligman and Stokes, were not at any time during 2009 or at any other time an officer or employee of Ameren or its subsidiaries, including the Company, and no member had any relationship with Ameren or its subsidiaries, including the Company requiring disclosure under applicable SEC rules.

No executive officer of Ameren or its subsidiaries, including the Company, has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board of Directors of

Ameren or its subsidiaries, including the Company or the Human Resources Committee during 2009.

Consideration of Director Nominees

Ameren’s Nominating and Corporate Governance Committee will consider director nominations from shareholders in accordance with Ameren’s Director Nomination Policy, which can be found in the Investors’ section of Ameren’s website at http://www.ameren.com. Briefly, the Committee will consider as a candidate any director of the Company who has indicated to the Committee that he or she is willing to stand for re-election as well as any other person who is recommended by shareholders of the Company who provide the required information and certifications within the time requirements, as set forth in the Director Nomination Policy. The Committee may also undertake its own search process for candidates and may retain the services of professional search firms or other third parties to assist in identifying and evaluating potential nominees. The Company does not normally pay any third-party search firm a fee to identify or evaluate or assist in identifying or evaluating potential director nominees and did not do so with regard to the nominees recommended for election in this information statement.

In considering a potential nominee for the Board, shareholders should note that in selecting candidates, Ameren’s Nominating and Corporate Governance Committee endeavors to find individuals of high integrity who have a solid record of accomplishment in their chosen fields and who display the independence to effectively represent the best interests of all shareholders. Candidates are selected for their ability to exercise good judgment, and to provide practical insights and diverse perspectives. Candidates also will be assessed in the context of the then-current composition of the Board, the operating requirements of the Company and the long-term interests of all shareholders. In conducting this assessment, Ameren’s Nominating and Corporate Governance Committee will, in connection with its assessment and recommendation of candidates for director, consider diversity (including, but not limited to, gender, race, ethnicity, age, experience and skills) and such other factors as it deems appropriate given the then-current and anticipated future needs of the Board and the Company, and to maintain a balance of perspectives, qualifications, qualities and skills on the Board. Although the Committee may seek candidates that have different qualities and experiences at different times in order to maximize the aggregate experience, qualities and strengths of the Board members, nominees for each election or appointment of directors will be evaluated using a substantially similar process and under no circumstances will the Committee evaluate nominees recommended by a shareholder of the Company pursuant to a process substantially different than that used for other nominees for the same election or appointment of directors.

Ameren’s Nominating and Corporate Governance Committee considers the following qualifications at a minimum in recommending to the Board potential new Board members, or the continued service of existing members:

•	the highest professional and personal ethics;

•	broad experience in business, government, education or technology;

•	ability to provide insights and practical wisdom based on their experience and expertise;

•	commitment to enhancing shareholder value;

•	sufficient time to effectively carry out their duties; their service on other boards of public companies should be limited to a reasonable number;

•	compliance with legal and regulatory requirements; and

•	ability to develop a good working relationship with other Board members.

Other than the foregoing, there are no stated minimum criteria for director nominees, although Ameren’s Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders. In addition, because the Company is committed to maintaining its tradition of inclusion and diversity within the Board, each assessment and selection of director candidates will be made by Ameren’s Nominating and Corporate Governance Committee in compliance with Ameren’s policy of non-discrimination based on race, color, religion, sex, national origin, ethnicity, age, disability, veteran status, pregnancy, marital status, sexual orientation or any other reason prohibited by law. In connection with its periodic review of Ameren’s Director Nomination Policy and at the time of consideration of each potential nominee to the Board, Ameren’s Nominating and Corporate Governance Committee conducts an assessment of the effectiveness of its policy of diversity considerations regarding director candidates.

Director Independence

All nominees for director of the Company’s Board are executive officers of the Company or its affiliates and therefore do not qualify as “independent” under the NYSE listing standards. As previously explained, the Company has no securities listed on the NYSE and therefore, is not subject to the NYSE listing standards.

Policy and Procedures With Respect to Related Person Transactions

In 2007, Ameren’s Board of Directors adopted the Ameren Corporation Policy and Procedures With Respect to Related Person Transactions. The policy applies to Ameren and its subsidiaries, including the Company, which are registered companies under the Securities Exchange Act of 1934. This written policy provides that Ameren’s Nominating and Corporate Governance Committee will review and approve Related Person Transactions (as defined below); provided that Ameren’s Human Resources Committee will review and approve the compensation of each Company employee who is an immediate family member of a Company director or executive officer and whose compensation exceeds $120,000. The Chair of Ameren’s Nominating and Corporate Governance Committee has delegated authority to act between Committee meetings. References in this section to the Nominating and Corporate Governance Committee and the Human Resources Committee refer to Ameren’s Nominating and Corporate Governance Committee and Ameren’s Human Resources Committee, respectively.

For purposes of this policy, immediate family member means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner of the Company, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner.

The policy defines a “Related Person Transaction” as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Ameren (including the Company and any of Ameren’s other subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000 and in which any Related Person (as defined below) had, has or will have a direct or indirect material interest, other than (1) competitively bid or regulated public utility services transactions; (2) transactions involving trustee type services; (3) transactions in which the Related Person’s interest arises solely from ownership of Company equity securities and all equity security holders received the same benefit on a pro rata basis; (4) an employment relationship or transaction involving an executive officer and any related compensation solely resulting from that employment relationship or transaction if (i) the compensation arising from the relationship or transaction is or will be reported pursuant to the SEC’s executive and director compensation proxy statement disclosure rules, or (ii) the executive officer is not an immediate family member of another executive officer or director and such compensation would have been reported under the SEC’s executive and director compensation proxy statement disclosure rules as compensation earned for services to the Company if the executive officer was a named executive officer as that term is defined in the SEC’s executive and director compensation proxy statement disclosure rules, and such compensation has been or will be approved, or recommended to Ameren’s Board of Directors for approval, by the Human Resources Committee of Ameren’s Board of Directors; or (5) if the compensation of or transaction with a director is or will be reported pursuant to the SEC’s executive and director compensation proxy statement disclosure rules.

“Related Person” is defined as (1) each director, director nominee and executive officer of the Company, (2) five percent or greater beneficial owners, (3) immediate family members of the foregoing persons and (4) any entity in which any of the foregoing persons is a general partner or principal or in a similar position or in which such person and all other related persons to such person has a 10 percent or greater beneficial interest.

The Office of the Corporate Secretary of Ameren will assess whether a proposed transaction is a Related Person Transaction for purposes of the policy.

The policy recognizes that certain Related Person Transactions are in the best interests of the Company and its shareholders.

The approval procedures in the policy identify the factors the Nominating and Corporate Governance Committee will consider in evaluating whether to approve or ratify Related Person Transactions or material amendments to pre-approved Related Person Transactions. The Nominating and Corporate Governance Committee will consider all of the relevant facts and circumstances available to the Nominating and Corporate Governance Committee, including (if applicable) but not limited to: the benefits to the Company; the impact on a director’s independence in the event the Related Person is a director, an immediate family member of a director or an entity in which a director is a general partner, 10 percent or greater shareholder or executive officer; the availability and costs of other sources for comparable products or services; the terms of the transaction; the terms available to or from unrelated third parties or to employees generally; and an analysis of the significance of the transaction to both the Company and the Related Person. The Nominating and Corporate Governance Committee will approve only those Related Person Transactions (a) that are in compliance with applicable SEC rules and regulations, NYSE listing requirements and the Company’s policies, including but not limited to the Corporate Compliance Policy and (b) that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Nominating and Corporate Governance Committee determines in good faith.

The policy provides for the annual pre-approval by the Nominating and Corporate Governance Committee of certain Related Person Transactions that are identified in the policy, as the policy may be supplemented and amended.

During 2009, other than employment by the Company or its affiliates, the Company had no business relationships with directors and nominees for director required to be reported by SEC rules.

DIRECTOR COMPENSATION

Directors who are employees or directors of Ameren or any of its subsidiaries receive no additional compensation for their services as Company directors. All nominees for director are executive officers of Ameren or its subsidiaries.

OTHER MATTERS

The Board of Directors does not know of any matter, other than the election of directors, which may be presented at the meeting.

SECURITY OWNERSHIP

SECURITIES OF THE COMPANY

All of the outstanding shares of our Common Stock are owned by Ameren. Of the 1,137,595 outstanding shares of our class of Preferred Stock, no shares were owned by our directors, nominees for director and executive officers as of February 1, 2010. Although we are aware of certain filings by persons who are beneficial owners of five percent or more of a series of our Preferred Stock, to our knowledge, there are no beneficial owners of five percent or more of the outstanding shares of our class of Preferred Stock as of February 1, 2010. As discussed under “VOTING” above, our Common Stock and Preferred Stock shareholders vote together as a single class on matters submitted to a vote at the Annual Meeting. No independent inquiry has been made to determine whether any shareholder is the beneficial owner of shares not registered in the name of such shareholder or whether any shareholder is a member of a shareholder group.

SECURITIES OF AMEREN

The following table sets forth certain information known to the Company with respect to beneficial ownership of Ameren Common Stock as of February 1, 2010 for (i) each director and nominee for director of the Company, (ii) each individual serving as the Company’s Chairman, President and Chief Executive Officer and the Company’s Chief Financial Officer during 2009, and the three most highly compensated executive officers of the Company (other than the individuals serving as Chairman, President and Chief Executive Officer and the Chief Financial Officer during 2009) who were serving as executive officers at the end of 2009, named in the Summary Compensation Table below (collectively, the “Executives”), and (iii) all executive officers, directors and nominees for director as a group.

Name	Number of Shares of Ameren Common Stock Beneficially Owned(1)	Percent Owned(2)
Warner L. Baxter	29,151	*
Daniel F. Cole	41,450	*
Adam C. Heflin	1,747	*
Martin J. Lyons, Jr.	7,637	*
Richard J. Mark	6,811	*
Steven R. Sullivan	13,137	*
Thomas R. Voss	39,974	*
All directors, nominees for director and executive officers as a group (8 persons)	149,816	*

*	Less than one percent.

(1)	This column lists voting securities, including Ameren restricted stock held by executive officers over which the individuals have voting power but no investment power. None of the named individuals held shares issuable within 60 days upon the exercise of Ameren stock options. Reported shares include those for which a director, nominee for director or executive officer has voting or investment power because of joint or fiduciary ownership of the shares or a relationship with the record owner, most commonly a spouse, even if such director, nominee for director or executive officer does not claim beneficial ownership.

(2)	For each individual and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 237,503,643 shares of Ameren Common Stock outstanding on February 1, 2010 and the number of shares of Ameren Common Stock that such person or group had the right to acquire on or within 60 days of February 1, 2010, including, but not limited to, upon the exercise of options.

Since 2003, Ameren has had a policy which prohibits directors and executive officers from engaging in pledges of Ameren securities or short sales, margin accounts and hedging or derivative transactions with respect to Ameren securities.

The address of all persons listed above is c/o Union Electric Company, 1901 Chouteau Avenue, St. Louis, Missouri 63103.

STOCK OWNERSHIP REQUIREMENT FOR OFFICERS

The stock ownership requirements applicable to certain officers of Ameren and its subsidiaries, including the Company, are described below under “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis — Common Stock Ownership Requirement.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers and persons who own more than 10 percent of the Company’s Common Stock to file reports of their ownership in the Company’s Preferred Stock, and, in some cases, of its ultimate parent’s Common Stock, and of changes in that ownership with the SEC and the NYSE. SEC regulations also require the Company to identify in this information statement any person subject to this requirement who failed to file any such report on a timely basis. Based solely on a review of the filed reports and written representations that no other reports are required, each of the Company’s directors and executive officers complied with all such filing requirements during 2009.

EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other filings with the SEC, including this information statement, in whole or in part, the following Ameren Human Resources Committee Report shall not be deemed to be incorporated by reference into any such filings.

HUMAN RESOURCES COMMITTEE REPORT

The Human Resources Committee of Ameren Corporation’s Board of Directors (the “Committee”) discharges the Board’s responsibilities relating to compensation of the

Company’s executive officers. The Committee approves and evaluates all compensation of executive officers, including salaries, bonuses, and compensation plans, policies and programs of the Company.

The Committee also fulfills its duties with respect to the Compensation Discussion and Analysis and Human Resources Committee Report portions of the information statement, as described in the Committee’s Charter.

The Compensation Discussion and Analysis has been prepared by management of the Company and its affiliates. The Company is responsible for the Compensation Discussion and Analysis and for the disclosure controls relating to executive compensation.

The Committee met with management of the Company and its affiliates and the Committee’s outside consultant to review and discuss the Compensation Discussion and Analysis. Based on the foregoing review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this information statement and the Company’s 2009 Form 10-K, and the Board approved that recommendation.

Ameren Human Resources Committee:

Patrick T. Stokes, Chairman

Walter J. Galvin

James C. Johnson

Harvey Saligman

COMPENSATION DISCUSSION AND ANALYSIS

2009 In Brief

During 2009, actions taken by Ameren with respect to executive compensation reflected the negative economic conditions affecting the broader U.S. economy, the utility industry and Ameren and its subsidiaries, including the Company. For example:

•	effective March 1, base salary increases for certain Executives that had been put into effect on January 1 were reversed (see “— Base Salary” below);

•

2009 short-term incentive compensation opportunities were designed such that the individual multiplier had the potential to reduce, but not increase, awards (see “— Short-Term Incentive Compensation: Executive Incentive Plan” below);

•	the portion of 2009 short-term incentives attributable to Ameren earnings per share paid out below target;

•	performance share unit grants in early 2009 were at reduced levels as compared to Ameren’s communicated guidelines by approximately 20 percent; and

•

payout of the 2007 performance share unit awards was at 30 percent of target, reflecting Ameren’s lower performance for shareholders relative to Ameren’s 2007-2009 PSUP peer group (as described below), and at 18.5 percent of original value, reflecting the decline in Ameren’s stock price from the date of the grants.

In addition, Executives are required to own Ameren’s Common Stock through stock ownership guidelines (see
“— Common Stock Ownership Requirement” below) and the two-year hold requirement on performance share unit awards granted in prior years. The value of those shares declined in the same proportion that share value declined for other shareholders.

In the remainder of this Compensation Discussion and Analysis (or “CD&A”), references to “the Committee” are to the Human Resources Committee of the Board of Directors of Ameren Corporation and references to Ameren are to Ameren Corporation and its subsidiaries, including the Company. We use the term “Executives” to refer to the employees listed in the Summary Compensation Table.

Guiding Principles and Policies

The compensation paid to the Executives discussed in this information statement is for services rendered in all capacities to Ameren and its subsidiaries, including the Company. Ameren’s philosophy for compensation of the Executives is to provide a competitive total compensation program that is based on the size-adjusted median of the range of compensation paid by similar utility industry companies, adjusted for Ameren’s short- and long-term performance and the individual’s performance. The adjustment for Ameren’s performance aligns the long-term interests of management with that of Ameren’s shareholders to maximize shareholder value. The programs in place for 2009 support the pay-for-performance philosophy that Ameren utilizes.

Overview of Executive Compensation Program Components

In 2009, Ameren’s compensation program for the Executives consisted of several compensation elements, each of which is discussed in more detail below. At Ameren, decisions with respect to one element of pay tend not to impact other elements of pay. The following are the material elements of Ameren’s compensation program for the Executives:

•	base salary;

•	short-term incentives;

•	long-term incentives, specifically Ameren’s Performance Share Units Program;

•	retirement benefits; and

•	change of control protection.

Ameren’s Common Stock ownership requirements applicable to the Executives are discussed in this CD&A.

Ameren also provides various welfare benefits to the Executives on substantially the same basis as it provides to all salaried employees. Ameren provides modest perquisites and other personal benefits to the Executives. None of the Executives received perquisites or other personal benefits in an amount of $10,000 or more in 2009.

Each element is reviewed individually and considered collectively with other elements of Ameren’s compensation program to ensure that it is consistent with the goals and objectives of that particular element of compensation as well as Ameren’s overall compensation program.

Market Data and Peer Group

For 2009, the Committee’s consulting firm, Hewitt, collected and analyzed comprehensive market data, including base salary, target short-term incentives (non-equity incentive plan compensation) and long-term incentives opportunities.

The elements of pay were benchmarked both individually and in total to the same comparator group.

To develop market figures, compensation opportunities for the Executives were compared to the compensation opportunities for comparable positions at companies similar to

Ameren, defined as regulated utility industry companies in a revenue size range approximately one-half to double Ameren’s size. Hewitt used statistical techniques to adjust the market data to be appropriate for Ameren’s revenue size.

Ameren provides compensation opportunities at the size-adjusted median of the Hewitt data, and designs its incentive plans to pay significantly more or less than the target amount when performance is above or below target performance levels, respectively. Thus, Ameren’s plans are designed to result in payouts that are market-appropriate given its performance for that year or period.

The companies identified as the peer group used to develop 2009 compensation opportunities are listed below. The list is subject to change each year depending on the availability of the companies’ data through Hewitt’s database, and the continued appropriateness of the companies.

AGL Resources	Duke Energy	Progress Energy
Allegheny Energy	Edison International	PPL Corporation
American Electric Power Co.	Entergy Corporation	Reliant Energy, Inc.
CenterPoint Energy	FirstEnergy Corp.	SCANA Corporation
CMS Energy	NiSource Inc.	Sempra Energy
Constellation Energy	PG&E Corporation	Southern Company
DTE Energy Company	Pinnacle West Capital Corp.	WGL Holdings

Mix of Pay

Ameren believes that both cash compensation and non-cash compensation are appropriate elements of a total rewards program. Cash compensation is current compensation (i.e., base salary and annual incentive awards), while non-cash compensation is generally long-term compensation (i.e., equity-based incentive compensation).

A significant percentage of total compensation is allocated to short-term and long-term incentives as a result of the philosophy mentioned above. During 2009, there was no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term compensation. Rather, the Committee reviewed market data provided by Hewitt to determine the appropriate level and mix of incentive compensation. The allocation between current and long-term compensation was based primarily on competitive market practices relative to base salaries, annual incentive awards and long-term incentive award values.

Base Salary

Base salary compensates for competence and sustained performance in the executive role, and is a standard pay element. Ameren’s base salary program is designed to provide the Executives with market competitive salaries based upon role, experience, competence and performance.

The market data referenced above assisted in defining the pay parameters for each Executive. Based on this data and the scope of each Executive’s role, a base salary range was established for each position at +/- 20 percent of the established market rate for the position. The base salary of each Executive is typically managed within this pay range.

Mr. G.L. Rainwater (Ameren’s Chairman, President and Chief Executive Officer prior to May 1, 2009) recommended a 2009 base salary increase for each of the Executives considering their then-current salary in relation to the market median, experience and sustained individual performance and results. These recommendations were presented to the Committee for discussion and approval at the December 2008 Committee meeting. Increases were approved based primarily on market data, base salary range and individual performance. Performance takes into account competence, initiative, contribution to achievement of Ameren’s goals, and leadership.

In February 2009, the Committee, due to the business and economic environment affecting Ameren and its subsidiaries, including the Company, revised downward the annual base salary payable to certain of the Executives (Warner L. Baxter, Thomas R. Voss and Steven R. Sullivan), effective March 1, 2009, to the base salary level payable to such Executive at the end of the 2008 fiscal year (2008 base salary). Consequently, the 2009 base salary payable to such Executive (prior to the salary adjustments made in connection with the executive management changes detailed below) was the same as the Executive’s 2008 base salary, except for the first two months of fiscal 2009, during which the Executive’s base salary was higher as approved by the Committee at the December 2008 Committee meeting.

Subsequently, in March 2009, Ameren made several executive management changes, each such change effective May 1, 2009, whereby:

•

Thomas R. Voss was elected President and Chief Executive Officer of Ameren. Mr. Voss relinquished his positions of Executive Vice President and Chief Operating Officer of Ameren and Chairman, President and Chief Executive Officer of the Company effective May 1, 2009.

•

Warner L. Baxter was elected Chairman, President and Chief Executive Officer of the Company. Mr. Baxter relinquished his positions of Executive Vice President and Chief Financial Officer of the Company, Ameren, AEG, CILCORP, CIPS, CILCO and IP and Chairman, President, Chief Executive Officer and Chief Financial Officer of Ameren Services effective May 1, 2009.

•

Martin J. Lyons, Jr. was elected Senior Vice President and Chief Financial Officer of the Company, Ameren, AEG, CILCORP, CIPS, CILCO, IP and Ameren Services, while remaining as the principal accounting officer of each of these Companies.

•	Daniel F. Cole was elected Chairman, President and Chief Executive Officer of Ameren Services. Mr. Cole remained Senior Vice President of the Company, CIPS, CILCO, CILCORP and IP.

In connection with these executive management changes and taking into account Ameren’s market data for the positions, the Executive’s specific responsibilities, the Executive’s experience relevant to the new position and Ameren’s succession planning framework, the Committee in March 2009 made the following 2009 base salary adjustments, each such change effective May 1, 2009:

Executive	Prior to May 1, 2009		On and After May 1, 2009
	Position	Base Salary	Position	Base Salary
T.R. Voss	Executive Vice President and Chief Operating Officer, Ameren; and Chairman, President and Chief Executive Officer, the Company	$477,400	President and Chief Executive Officer, Ameren	$750,000

W.L. Baxter	Executive Vice President and Chief Financial Officer, Ameren, the Company, AEG, CILCORP, CIPS, CILCO and IP and Chairman, President, Chief Executive Officer and Chief Financial Officer, Ameren Services	$552,900	Chairman, President and Chief Executive Officer, the Company	$575,000

M.J. Lyons, Jr.	Senior Vice President and Chief Accounting Officer, Ameren, the Company, AEG, CILCORP, CIPS, CILCO, IP and Ameren Services	$314,600	Senior Vice President and Chief Financial Officer, Ameren, the Company, AEG, CILCORP (through March 2010), CIPS, CILCO, IP and Ameren Services	$390,000

D.F. Cole	Senior Vice President, the Company, CIPS, Ameren Services, CILCO, CILCORP and IP	$350,800	Chairman, President and Chief Executive Officer of Ameren Services; Senior Vice President, the Company, CIPS, CILCO, CILCORP (through March 2010) and IP	$380,000

Short-Term Incentive Compensation: Executive Incentive Plan

2009 Ameren Executive Incentive Plan

How the Plan Works

Ameren’s short-term incentive compensation program element is entitled the Ameren Executive Incentive Plan (“EIP”). For 2009, the EIP (the “2009 EIP”) was comprised of the following components in rewarding Executives for Ameren and Missouri regulated business segment’s annual achievement:

•	earnings per share (“EPS”) targets; and

•	an individual performance modifier.

*	As discussed below, for 2009, the Committee determined that the core award for Executives may not be adjusted upward.

EPS Targets and Weightings

EPS was the primary metric used to establish award opportunities under the 2009 EIP and was used to calculate the Executive’s core award. In establishing 2009 EIP award opportunities, the Committee reviewed Ameren EPS for Executives with corporate responsibility (Messrs. Lyons, Sullivan and Cole) and additionally reviewed the contribution to Ameren EPS performance of Ameren’s three business segments, consisting of Missouri regulated, Illinois regulated and merchant generation (formerly referred to as non-rate regulated generation), for the Executives with business segment responsibility (Messrs. Baxter, Voss and Heflin). Mr. Baxter’s award under the 2009 EIP was, effective May 1, 2009, subject, in part, to Missouri regulated segment contribution to the Ameren EPS goal. Mr. Voss’s award under the 2009 EIP was, prior to May 1, 2009, subject, in part, to Missouri regulated segment contribution to the Ameren EPS goal. Mr. Heflin’s award under the 2009 EIP was subject, in part, to Missouri regulated segment contribution to the Ameren EPS goal throughout 2009. Consequently, the Executives with business segment responsibility during 2009 (Messrs. Baxter, Voss and Heflin), for applicable periods, had their incentive compensation opportunity based 50 percent on Ameren EPS and 50 percent on Missouri regulated business segment contribution to Ameren EPS, while the other Executives (Messrs. Lyons, Sullivan and Cole) had their incentive compensation opportunity based 100 percent on Ameren EPS, as illustrated below:

2009 EIP AWARD OPPORTUNITY/WEIGHTINGS

Name	Ameren EPS	Missouri Regulated Contribution to Ameren EPS
Voss(1)	50%	50%
Baxter(2)	50%	50%
Lyons	100%
Sullivan	100%
Cole	100%
Heflin	50%	50%

(1)	50 percent of Mr. Voss’s 2009 EIP award opportunity was based upon Missouri regulated segment contribution to Ameren EPS and 50 percent upon Ameren EPS through April 30, 2009. Effective May 1, 2009, Mr. Voss was elected President and Chief Executive Officer of Ameren, at which time 100 percent of Mr. Voss’s 2009 EIP award opportunity for the period from May 1, 2009 through December 31, 2009 was based upon Ameren EPS.

(2)	100 percent of Mr. Baxter’s 2009 EIP award opportunity was based upon Ameren EPS through April 30, 2009. Effective May 1, 2009, Mr. Baxter was elected President and Chief Executive Officer of the Company, at which time his 2009 EIP award opportunity for the period from May 1, 2009 through December 31, 2009 was based 50 percent upon Missouri regulated segment contribution to Ameren EPS and 50 percent upon Ameren EPS.

The Committee established three levels of EPS achievement under the 2009 EIP to reward Executives for results achieved in EPS performance. Achievement of EPS falling between the established levels was interpolated. The three levels are defined as follows:

•	Threshold: the minimum level of Ameren EPS and, as applicable, business segment contribution to Ameren EPS achievement necessary for short-term incentive payment to Executives.

•	Target: the targeted level of Ameren EPS and, as applicable, business segment contribution to Ameren EPS.

•	Maximum: the maximum level of Ameren EPS and, as applicable, business segment contribution to Ameren EPS achievement established to award Executives with short-term incentive payment.

The range of EPS achievement levels for the 2009 EIP, as established by the Committee, is shown below. Prior to 2009, the EPS achievement levels were calculated based on core earnings per share. To provide greater transparency, the 2009 achievement levels were calculated in accordance with generally accepted accounting principles. Achievement levels could be adjusted to include or exclude specified items of an unusual or non-recurring nature as determined by the Committee at its sole discretion and as permitted by the 2006 Omnibus Incentive Compensation Plan.

Level of Performance	Ameren EPS	Missouri Regulated Contribution to Ameren EPS	Payout as a Percent of Target
Maximum	$3.12	$1.47	150%
Target	$2.82	$1.37	100%
Threshold	$2.52	$1.27	50%
Below threshold	Less than $2.52	Less than $1.27	0%

Individual Performance Modifier

The 2009 EIP award based on the core award for Executives was subject to downward adjustment by up to 50 percent in the Committee’s discretion. While the 2009 EIP initially provided that the core award could also be adjusted upward by up to 50 percent, the Committee decided at the beginning of 2009 to reduce the executive incentive compensation opportunities for 2009 due to the business environment and, accordingly, the core award of the Executives was not subject to adjustments upward. Awards were subject to downward adjustment due to the Executives’ performance on key performance variables, including but not limited to leadership, business results, customer satisfaction, reliability, plant availability, safety and/or other performance metrics, as applicable and as determined by the Committee. Awards were subject to reduction by more than 50 percent in cases of marginal or poor performance.

2009 EIP Target Opportunities

Target 2009 EIP award opportunities were determined primarily considering the market data mentioned above, and secondarily considering internal pay equity, i.e., the relationship of target award opportunities of the Executives with those of other officers at the same level at Ameren. The amounts listed in columns (c), (d) and (e) of the Grants of Plan-Based Awards Table following this CD&A represent the potential range of cash awards for the 2009 EIP and are based on a percentage (as adjusted, pro rata during 2009) of each Executive’s base salary at December 31, 2009, as follows:

2009 EIP TARGET OPPORTUNITY

Executive	Prior to May 1, 2009	On and After May 1, 2009
Voss	60%	90%
Baxter	60%	60%
Lyons	50%	60%
Sullivan	60%	60%
Cole	50%	60%
Heflin	60%	60%

The minimum payout amount for each Executive was 0 percent of these target opportunities. The maximum payment, per the EIP design, was 200 percent of these target opportunities, but in 2009 was 150 percent.

2009 EIP Payouts

Core Award, Earned through EPS Achievement

Performance goals for 2009 EIP purposes were set in terms of Ameren EPS. At the February 2010 Committee meeting, the forecasted 2009 EIP EPS achievement and recommended EIP payouts for the Executives (other than Mr. Voss) were presented by Mr. Voss to the Committee for review. The Committee reviewed Ameren EPS performance and, as applicable, Missouri regulated business segment contribution to Ameren EPS. Consistent with its actions in prior years and as permitted under the terms of the 2009 EIP, the Committee determined it was appropriate to adjust EPS achievement levels, either downward or upward as appropriate, to reflect certain unusual, non-operating or unbudgeted events, including, in 2009, mark-to-market adjustments on non-qualifying hedges and the unbudgeted impact of storms in order to avoid artificially increasing or decreasing awards based on unusual items. Similar to prior years, these adjustments were made by the Committee due to:

•	extremely volatile power and fuel markets, making it difficult for us to predict year to year mark-to-market adjustments and resulting in a variance to budgeted mark-to-market adjustments; and

•	storm costs and the related loss of sales to one of our largest industrial customers, which could not be reasonably estimated in our budgets.

This resulted in adjustments as follows:

•	to Ameren EPS, minus four cents, resulting in an adjusted award of 86.7 percent of target; and

•	to Missouri regulated segment contribution, plus nine cents, resulting in an adjusted award of 50 percent of target.

Earned through Individual Performance Modifier

The core award was subject to downward adjustment by up to 50 percent based upon the Executive’s individual contributions and performance during the year. None of the Executives received downward adjustments to their core award in 2009.

Actual 2009 EIP Payouts

Actual EIP payouts are shown below as a percent of target. Payouts were made in February 2010 and are set forth under column (g) entitled Non-Equity Incentive Plan Compensation in the Summary Compensation Table.

Name	Final Payout as Percent of Target
Voss	80.7%
Baxter	74.4%
Lyons	86.7%
Sullivan	86.7%
Cole	86.7%
Heflin	68.4%

In order to help ensure that amounts are fully deductible for tax purposes, the Committee set a limitation on 2009 short-term incentive payouts for each Executive of 0.5 percent of Ameren’s 2009 net income. The Committee then used negative discretion as provided under Section 162(m) of the IRC to arrive at actual, lower 2009 payouts based on Ameren’s performance for the year, which are shown in column (g) of the Summary Compensation Table. By setting the limitation on payouts, the Committee ensured that such payouts met the definition of performance-based pay for tax purposes and thus were fully deductible.

2010 Executive Incentive Plan

In December 2009, the Committee recommended, and Ameren’s Board approved a change in the design of the EIP for 2010. The principal design change in the 2010 EIP from the 2009 EIP is to utilize only Ameren EPS as a financial goal, regardless of whether an Executive has business segment specific responsibilities. The Committee elected to make this change to the 2010 EIP in order to establish uniform short term goals for each of the Executives based upon overall Ameren performance.

Long-Term Incentives: Performance Share Unit Program (“PSUP”)

Ameren began granting performance share units in 2006 and granted them in 2007, 2008 and 2009 as well. In the five years prior to 2006, Ameren granted performance-based restricted stock. Both are discussed below.

In General

A performance share unit (“PSU” or “share unit”) is the right to receive a share of Ameren Common Stock if certain long-term performance criteria are achieved and the Executive remains an Ameren employee.

Role of the PSUP

The 2009 PSU grants, which are governed by the Ameren shareholder-approved 2006 Omnibus Incentive Compensation Plan, play the following role in the compensation program:

•	provide compensation dependent on Ameren’s three-year Total Shareholder Return (“TSR”) (calculated as described below under “— 2009 Grants”) versus utility industry peers, as identified below;

•

provide some payout (below target) if three-year TSR is below the 30th percentile but EPS in each year of the three-year performance period is at least equal to the dividend paid of $2.54 (see “Changes to the 2010 PSUP” below for a description of a change relating to the 2010 PSU grants);

•	accrue dividends during the performance period, as declared and paid, in order to further align executives’ interests with those of shareholders;

•	promote retention of executives during a three-year performance period; and

•	share Ameren Common Stock price increases and decreases over a three-year period.

PSUP Design

Ameren designed the PSUP to accomplish the following:

•

align executives’ interests with shareholder interests:  awards are denominated in Ameren Common Stock units and paid out in Ameren Common Stock. Payouts are dependent on Ameren’s Common Stock performance, and are limited to target if TSR is negative;

•	be competitive with market practice: the majority of regulated utility companies use plans similar to this program, and with this performance measure;

•

promote Ameren Common Stock ownership:  payout of earned awards is made 100 percent in Ameren Common Stock, with dividends on Ameren Common Stock, as declared and paid, reinvested into additional share units throughout the performance period. For PSU awards made through December 31, 2008, share units are restricted from sale for two years once earned;

•

allow executives to share in the returns created for shareholders:  returns for shareholders include dividends as declared and paid and this is reflected in the plan performance measure and rewards; and

•

be retentive:  annual competitive grants with a three-year performance period provide incentive for executives to stay with Ameren and manage Ameren in the long-term interests of Ameren and its shareholders.

Accounting treatment was taken into account in designing the PSUP. PSUs are also intended to qualify for the “performance-based compensation” exception from the $1 million cap on deductibility of executive compensation imposed by Section 162(m) of the IRC.

2009 Grants

For 2009, a target number of PSUs was granted to each Executive pursuant to the 2006 Omnibus Incentive Compensation Plan as reflected in column (g) of the Grants of Plan-Based Awards Table.

Grant sizes were calculated primarily considering the market data mentioned above, and secondarily considering internal pay equity, in other words, the relative differences in grant sizes of the Executives and other officers at the same level in the Company. For 2009 grants, grant values were then reduced by approximately 20 percent, to reflect an Ameren stock price decline that occurred immediately prior to the grants as a result of a reduction in Ameren’s dividend and generally volatile market conditions.

The actual number of 2009 PSUs earned will vary from 0 percent to 200 percent of the target number of PSUs granted to each Executive, based primarily on Ameren’s 2009-2011 TSR relative to a utility industry peer group and contingent on continued employment during the same period. The threshold and maximum amounts of 2009 PSU awards are reflected in columns (f) and (h) of the Grants of Plan-Based Awards Table.

Awards under the PSUP for 2009 have the same characteristics as those awarded from 2006 to 2008, except that once 2009 PSUs are earned (after a three-year performance period), payment will be promptly made in shares of Ameren Common Stock. Prior to 2009, as PSUs are earned under the 2007 PSUP and the 2008 PSUP, PSUs continue to rise and fall in value with Ameren Common Stock price during a two-year holding period, after which they are paid out in Ameren Common Stock. This two-year holding period was eliminated for the 2009 PSU grants primarily because of its redundancy with stock ownership and holding requirements already in existence for all Executives. (See “— Common Stock Ownership Requirement” below.) The Executives cannot vote share units or transfer them until they are paid out.

The following graphic illustrates how the 2009 PSUP works.

The 2009 PSUP performance measure is Total Shareholder Return, calculated generally as change in stock price plus dividends paid, divided by beginning stock price.

PSUP Peer Group

The analysis to determine the PSUP peer group was made as of March 2009 using the criteria below.

•	Classified as a transmission and distribution, integrated electric and gas, or diversified energy company as determined by Standard & Poor’s Ratings Service (“S&P”) in its company classifications.

•	Market capitalization greater than $2 billion (as of December 31, 2008).

•	Minimum S&P credit rating of BBB- (investment grade).

•	Dividends flat or growing over the last twelve-month period.

•	Beta (a measure of a stock’s volatility in comparison to the market as a whole) within .25 of Ameren’s Beta over the last five years.

•	Not an announced acquisition target.

•	Not undergoing a major restructuring including, but not limited to, a major spin-off or sale of a significant asset.

The Committee retains discretion to make exceptions for inclusion or exclusion of companies in the PSUP peer group, based upon the criteria established above, in order to ensure the most appropriate and relevant comparator peer group. The Committee elected not to change the companies that comprised the PSUP peer group in 2009 due to economic and stock market volatility experienced in early 2009, which created significant fluctuations such that companies would have been included or excluded from the peer group based on the Beta criteria alone. The 22 companies included in the 2009 PSUP peer group are listed below. These peer group companies are also not entirely the same as the peer companies used for market pay comparisons because inclusion in this group was not dependent on a company’s size relative to Ameren or its participation in an executive pay database. In order to be counted in the final calculations, a company must still be in existence and have a ticker symbol at the end of the performance period.

American Electric Power Co.	FirstEnergy Corp.	Pepco Holdings, Inc.
Alliant Energy Corporation	FPL Group, Inc.	Pinnacle West Capital Corporation
Consolidated Edison, Inc.	Great Plains Energy Inc.	Progress Energy, Inc.
Dominion Resources, Inc.	Integrys	SCANA Corporation
DTE Energy Company	Northeast Utilities	Southern Company
Duke Energy	NSTAR	Westar Energy, Inc.
Edison International	OGE Energy	Wisconsin Energy
Xcel Energy, Inc.

PSUP Performance/Payout Relationship

Once Ameren’s 2009-2011 Total Shareholder Return is calculated and compared to peers, the scale below determines the percent of a target PSU award that is paid. Payout for performance between points is interpolated on a straight-line basis.

Performance	Payout (% of Share Units Granted)
90th percentile +	200% }	f	If TSR is negative over the three-year period, the plan is capped at 100% of target regardless of performance vs. peers
70th percentile	150%
50th percentile	100%
30th percentile	50%
Less than 30th percentile (EPS each year is $2.54 or greater)	30%
Less than 30th percentile (EPS each year is not $2.54 or greater)	0% (No payout)

The Committee selected Ameren EPS as the financial measure under the PSUP for determining whether there will be payout in the event TSR is less than the 30th percentile, consistent with the performance measurement component utilized for the annual awards under the EIP.

2007 PSU Awards Vesting

The PSUP performance period for the 2007 grants ended December 31, 2009. Ameren’s 2007-2009 Total Shareholder Return performance was determined to be less than the 30th percentile of the 2007 PSUP peer group and Ameren EPS for each year in the PSUP performance period was greater than $2.54. The following table shows the 2007 PSU awards, their original value at grant, the number earned (which equals the target number plus accrued dividends), times 30 percent, and their value at the vesting date (December 31, 2009). The resulting payout was 18.5 percent of the original target value of the awards.

Name	Target 2007 PSU Awards	Target Value at Stock Price on Date of Grant(1)	2007 PSU Awards Earned(2)	Value at Year-End Stock Price(3)	Earned Value as Percent of Original Target Value(3)
Voss	15,336	$828,000	5,475	$153,026	18.5%
Baxter	17,670	$954,000	6,308	$176,309	18.5%
Lyons	5,155	$278,300	1,840	$ 51,428	18.5%
Sullivan	13,336	$720,000	4,761	$133,070	18.5%
Cole	6,816	$368,000	2,433	$ 68,002	18.5%
Heflin	4,405	$237,800	1,573	$ 43,965	18.5%

(1)	Valuations are based on the closing price of $53.99 per share of Ameren’s Common Stock on the NYSE on February 9, 2007, the date of 2007 PSU award grants.

(2)	The number of 2007 PSU awards vested includes dividend equivalents which accrued and were reinvested throughout the three-year performance period. See the Option Exercises and Stock Vested Table below for additional details regarding PSUs vested in 2009.

(3)	Valuations are based on the closing price of $27.95 per share of Ameren’s Common Stock on the NYSE on December 31, 2009, the date the 2007 PSU awards vested.

2008 and 2009 PSU Awards

The PSUP performance periods for the 2008 and 2009 grants will not end until December 31, 2010 and December 31, 2011, respectively. The figures in column (e) of the Summary Compensation Table of this information statement for the years 2008 and 2009 represent the aggregate grant date fair values for the PSUP performance grants, computed as described in footnote (3) to the Summary Compensation Table. There is no guarantee that such amounts will ultimately be earned by participants.

Changes to the 2010 PSUP

Awards under the PSUP beginning with the 2010 PSU grants will have the same characteristics as those for 2009 except that, if TSR for the performance period (January 1, 2010 through December 31, 2012) is below the 30th percentile, in order to receive a 30 percent payout, the average annual Ameren EPS for such three-year period must be greater than or equal to the average of the Ameren EPS thresholds under each EIP during such period. This change was made by the Committee because Ameren’s dividend was no longer set at the $2.54 level used in prior plan years. The Committee determined that this change would have a neutral affect on the difficulty of earning an award.

Performance-Based Restricted Stock

How It Works

Performance-based restricted stock was awarded from 2001 through 2005 under Ameren’s Long-Term Incentive Plan of 1998 (“Performance Restricted Stock”). The awards have the potential to vest over a seven-year period from the date of grant (approximately one seventh on each anniversary date). Vesting occurs only if Ameren achieves certain EPS performance levels which correspond to the levels established for the 2009 EIP, with no annual vesting if the Ameren EPS performance does not reach a minimum level established annually. The vesting period could have been reduced from seven years to three years if Ameren’s EPS had achieved a prescribed growth rate over the three-year period, which it did not. The Executives cannot receive more than the original Performance Restricted Stock grants plus dividend accruals.

Dividends paid on Performance Restricted Stock are reinvested in additional shares of Ameren Common Stock, which vest concurrently with the Performance Restricted Stock. The Executives are entitled to voting privileges associated with the Performance Restricted Stock to the extent the Performance Restricted Stock has not been forfeited.

Prior to February 2006, Performance Restricted Stock vesting was also conditioned upon the Executive’s achievement of required stock ownership levels based on position and salary. In February 2006, the Committee recommended and Ameren’s Board of Directors approved the elimination of the stock ownership requirement as a condition to vesting in the Performance Restricted Stock awards granted under the Long-Term Incentive Plan of 1998 to facilitate the transition from that plan to the 2006 Omnibus Incentive Compensation Plan approved by Ameren’s shareholders in May 2006. No new Performance Restricted Stock awards were made to the Executives after 2005.

Vesting of Performance Restricted Stock Based on 2009 Results

As a result of Ameren 2009 EPS performance, 86.7 percent of the Performance Restricted Stock awards granted prior to 2006 and eligible to vest based on 2009 EPS performance vested.

Retirement Benefits

Retirement benefits provide post-employment security to employees of Ameren. There are three primary retirement benefit programs applicable to the Executives:

•	employee benefit plans that are available to all employees of Ameren, including 401(k) savings and tax-qualified retirement plans;

•

Supplemental Retirement Plan (the “SRP”) that provides the Executives a benefit equal to the difference between the benefit that would have been paid if IRC limitations were not in effect and the reduced benefit payable as a result of such IRC limitations; and

•

a deferred compensation plan that provides the opportunity to defer part of base salary and all non-equity incentive compensation as well as earnings thereon to future years taxability. Beginning with plan years commencing on and after January 1, 2010, this includes deferrals of cash compensation above IRC limitations, together with Ameren matching credits on these deferrals.

A more detailed explanation of retirement benefits applicable to the Executives is provided in this information statement under the captions “— Pension Benefits” and “Nonqualified Deferred Compensation” below.

Change of Control Protections

“Change of Control” protections under Ameren’s Second Amended and Restated Change of Control Severance Plan, as amended, provide severance pay and, in some situations, vesting or payment of long-term incentive awards, upon a Change of Control of Ameren. The arrangements provide market-level payments in the event of an involuntary termination not for “Cause” or a voluntary termination for “Good Reason.” Definitions of “Change of Control,” “Cause” and “Good Reason,” as well as more complete descriptions of Change of Control protections are found below under the caption “— Other Potential Post-Employment Payments — Change of Control Protection — In General — Change of Control Severance Plan.”

Ameren believes that providing limited protections to the Executives upon a change of control is in shareholders’ best interests because doing so serves to maintain a stable executive team during the process and is helpful in hiring executives into Ameren. The triggers are structured so that payment and vesting occur only upon the occurrence of both a change of control and loss of the Executive’s position, except that restrictions on Performance Restricted Stock are eliminated immediately upon a change of control, as defined in the Long-Term Incentive Plan of 1998. In permitting the Performance Restricted Stock to vest immediately upon a change of control, Ameren sought to ensure that ongoing employees are treated the same as terminated employees with respect to outstanding Performance Restricted Stock grants and to provide employees with the same opportunities as other shareholders, who are free to sell their equity at the time of the change of control event and thereby realize the value created at the time of the deal.

Ameren considers it likely that it will take more time for higher-level employees to find new employment than for other employees, and therefore senior management, including the Executives, generally are paid severance upon a termination for a longer period following a Change of Control. The Committee considered this as well as the factors described in the preceding paragraph in structuring the cash payments described under “— Other Potential Post-Employment Payments — Change of Control Protection” below, which an Executive would receive if terminated within two years following a Change of Control.

Common Stock Ownership Requirement

Ameren has a stock ownership requirement for the Executives, in accordance with the positions listed below, that fosters long-term Ameren Common Stock ownership and aligns the interests of the Executives and shareholders. The requirement provides that, within five years of either the January 1, 2007 effective date or the Executive’s initial election to such office, each Executive is required to own shares of Ameren’s Common Stock valued as a percentage of base salary as follows:

•	President of Ameren Business Segment: 2 times base salary; and

•	Senior Vice President and Vice President: 1 times base salary.

When an Executive reaches age 62, the applicable stock ownership requirement is reduced by one-half. At any time the Executive has not satisfied the applicable requirement, such officer must retain at least 50 percent of the net shares delivered to him pursuant to awards granted after January 1, 2012 under Ameren’s equity compensation programs.

Timing of Compensation Decisions and Awards

Ameren’s Board and the Committee establish meeting schedules annually, well in advance of each meeting. Except as noted below, incentive compensation awards were made at regularly scheduled meetings.

Following is a discussion of the timing of compensation decisions for 2009 at Ameren:

•

the Executives’ base salaries for 2009 were determined at the December 2008 Committee meeting, effective January 1, 2009 and, as discussed above under “— Base Salary,” in February 2009, the Committee revised downward the base salary payable to certain of the Executives, effective March 1, 2009 and in March 2009, in connection with changes to certain executive positions, the Committee at a special meeting made certain base salary adjustments effective May 1, 2009;

•	Executive Incentive Plan EPS goals for 2009 were set at the February 2009 Committee meeting; and

•	2009 PSU grants were made to the Executives at a special Committee meeting held in March 2009.

In the past, the Committee typically made long-term incentive grants at its February meeting. In 2009, the Committee made long-term incentive grants in March due to Ameren Common Stock price volatility associated with Ameren’s dividend reduction and general economic conditions. The Committee has changed the timing of long-term incentive grants from February of the year the grants were made to December of the year prior to the year the grants are made for 2010 and future years for accounting reasons. Executive base salaries for 2010 remain at the same levels as in effect as of the end of 2009. The Committee expects to continue to establish base salaries at its December meeting each year, effective in January.

Impact of Prior Compensation

Amounts realizable from prior compensation did not serve to increase or decrease 2009 compensation amounts. The Committee’s primary focus was on achieving market-level compensation opportunities.

Considerations for Changes in Compensation Opportunities

Market data, retention needs, general economic conditions and internal pay equity have been the primary factors considered in decisions to increase or decrease compensation opportunities materially. Corporate and individual performance are the primary factors in determining the ultimate value of those compensation opportunities.

In June 2009, based on a study conducted in October 2008, the Committee performed a comprehensive examination of market information relating to executive benefits. Upon a review of market data relating to peer group companies available in Hewitt’s benefits database, the Committee determined that, while the basic compensation elements of base salary, short-term incentive opportunities and long-term incentive opportunities offered to Executives were at the appropriate level, the retirement benefits payable to Executives were below market. In an effort to more closely align the retirement benefits made available to the

Executives to that of the size-adjusted median of peer group companies, the Committee identified certain aspects of retirement benefits that were appropriate for adjustment, including:

•	Ameren 401(k) savings plan benefits identified as being significantly below utility peers, due to:

•	failure of the plan to restore amounts that cannot be provided under the Ameren 401(k) savings plan due to IRC qualified plan limitations; and

•	the exclusion of short-term incentive compensation as eligible pay under the Ameren 401(k) savings plan; and

•	a deferred compensation plan available to Executives that earned above-market interest.

As a result, the Committee, in October 2009, made changes to the deferred compensation plan available to Executives, effective January 1, 2010. The Committee determined that, while the changes resulted in increases in retirement benefits payable to Executives, the total retirement benefits payable to Executives remain below market (See “Nonqualified Deferred Compensation” below).

Role of Executive Officers

For 2009, Ameren’s Chief Executive Officer as of December 2008 (Mr. Gary L. Rainwater) with the assistance of Ameren’s former Senior Vice President and Chief Human Resources Officer (Ms. Donna Martin) recommended to the Committee compensation amounts for the Executives. In February 2009, Mr. Rainwater, with the assistance of Ms. Martin, also recommended to the Committee downward adjustments to the base salary level payable to certain of the Executives, which changes became effective March 1, 2009. The Committee subsequently made compensation adjustments in connection with certain executive management changes for each of the applicable Executives, effective May 1, 2009, with the assistance of Messrs. Voss, Lyons and Sullivan and Ms. Martin. None of Messrs. Voss, Lyons or Baxter were involved in determining his own compensation adjustment relating to his new position beginning May 1, 2009. Mr. Rainwater, Mr. Sullivan and Ms. Martin assisted in changes approved by the Committee to the PSUP design for 2009. Messrs. Voss, Lyons and Sullivan had input to the changes approved by the Committee to the Ameren deferred compensation plan effective January 1, 2010.

Ameren Policy Regarding the Economic Risk of Ameren Securities Ownership

Ameren’s Section 16 Trading Reporting Program prohibits executive officers and directors from engaging in pledges of Ameren securities or short sales, margin accounts and hedging or derivative transactions with respect to Ameren securities.

Other Compensation Matters

Neither Ameren nor the Company has any written or unwritten employment agreements with any of its Executives. Each Executive is an employee at the will of Ameren and the Company.

COMPENSATION TABLES AND NARRATIVE DISCLOSURES

The following table sets forth compensation information for our Executives for services rendered in all capacities to the Company and its affiliates, including Ameren, in fiscal years 2009, 2008 and 2007, except that Mr. Lyons’ 2007 compensation information and Mr. Heflin’s 2008 and 2007 compensation information is not included as Mr. Lyons was not among the Executives included in our Summary Compensation Table for 2007 and Mr. Heflin was not among the Executives included in our Summary Compensation Table for 2008 or 2007. You should refer to the section entitled “Compensation Discussion and Analysis” above for an explanation of the elements used in setting the compensation for our Executives.

SUMMARY COMPENSATION TABLE

Name and Principal Position at December 31, 2009(1) (a)	Year (b)	Salary(2) ($) (c)	Bonus(2) ($) (d)	Stock Award(3) ($) (e)	Option Awards(4) ($) (f)	Non-Equity Incentive Plan Compensation(2)(5) ($) (g)	Change in Pension Value and Nonqualified Def. Comp. Earnings(6) ($) (h)	All Other Compensation(7) ($) (i)	Total ($) (j)
T.R. Voss	2009	660,733	–	412,584	–	484,604	224,481	25,183	1,807,585
President and Chief Executive Officer, Ameren	2008	475,000	–	624,548	–	240,255	216,452	23,971	1,580,226
	2007	460,000	–	914,026	–	271,308	149,455	19,288	1,814,077

W.L. Baxter	2009	569,600	–	477,724	–	256,623	112,912	14,310	1,431,169
Chairman, President and Chief Executive Officer, Union Electric	2008	550,000	–	723,181	–	302,610	132,866	11,982	1,720,639
	2007	530,000	–	1,053,132	–	312,594	65,537	11,683	1,972,946

M.J. Lyons, Jr.	2009	364,867	–	174,584	–	191,754	40,604	12,589	784,398
Senior Vice President and Chief Financial Officer, Union Electric and Ameren	2008	305,000	–	256,226	–	160,819	44,340	11,321	777,706

S.R. Sullivan	2009	417,133	–	360,468	–	215,883	117,133	13,986	1,124,603
Senior Vice President, General Counsel and Secretary, Union Electric and Ameren	2008	415,000	–	545,654	–	228,333	145,104	10,919	1,345,010
	2007	400,000	–	794,826	–	230,022	83,023	10,236	1,518,107

D.F. Cole	2009	370,267	–	194,667	–	186,837	120,190	16,380	888,341
Senior Vice President, Union Electric; and Chairman, President and Chief Executive Officer, Ameren Services	2008	340,000	–	285,609	–	163,685	147,507	18,693	955,494
	2007	320,000	–	406,234	–	157,280	82,031	13,737	979,282

A.C. Heflin	2009	357,300	–	310,353	–	146,529	44,734	12,900	871,816
Senior Vice President and Chief Nuclear Officer, Union Electric

(1)	Includes compensation received as an officer of Ameren and its subsidiaries (including Union Electric), except that Mr. Cole serves as an officer of various Ameren subsidiaries and not of Ameren and Mr. Heflin serves as an officer of Union Electric only and not of Ameren. Mr. Voss was the Chairman, President and Chief Executive Officer of the Company and Executive Vice President and Chief Operating Officer of Ameren during 2007, 2008 and 2009 until May 1, 2009. See
“— Compensation Discussion and Analysis” for information relating to executive management changes for certain of the Executives in 2009.

(2)	All cash compensation received by each Executive for fiscal years 2009, 2008 and 2007 is found in either the Salary or Non-Equity Incentive Plan Compensation column of this Table, except for the omission of Mr. Lyons’ 2007 compensation information and Mr. Heflin’s 2008 and 2007 compensation information. The amounts that would generally be considered “bonus” awards are found under the Non-Equity Incentive Plan Compensation column. See “— Compensation Discussion and Analysis” for information relating to certain base salary adjustments in 2009.

(3)	The amounts in column (e) represent the aggregate grant date fair value computed in accordance with authoritative accounting guidance of PSU awards under Ameren’s 2006 Omnibus Incentive Compensation Plan without regard to estimated forfeitures related to service-based vesting conditions. For 2009 grants, the calculations reflect an accounting value of 69.91 percent of the target value, for 2008 grants 73.04 percent of target value, and for 2007 grants 110.39 percent of target value. Assumptions used in the calculation of these amounts are described in Note 12 to our audited financial statements for the fiscal year ended December 31, 2009 included in our 2009 Form 10-K.

The amounts reported for PSU award grants in column (e) do not reflect actual compensation realized by the Executives and are not a guarantee of the amount that the Executive will actually receive from the grant of the respective PSU awards. The actual compensation realized by the Executives will be based upon the share price of Ameren’s Common Stock at payout. The PSUP performance periods for the 2008 and 2009 grants will not end until December 31, 2010 and December 31, 2011, respectively, and, as such, the actual value, if any, of the PSU awards will generally depend on the Company’s achievement of certain market performance measures during these periods. For information regarding the terms of the awards, the description of vesting conditions, and the criteria for determining the amounts payable, including 2007 PSU awards granted, see “— Compensation Discussion and Analysis.”

(4)	None of the Executives received any option awards in 2009, 2008 or 2007.

(5)	Represents payouts for performance under the applicable year’s EIP. See “— Compensation Discussion and Analysis” for a discussion of how amounts were determined for 2009.

(6)	Amounts shown in column (h) are the sum of (1) the increase in the actuarial present value of each Executive’s accumulated benefit under all defined benefit and actuarial pension plans (including the SRP) from December 31 of the prior fiscal year to December 31 of the applicable fiscal year and (2) the above-market portion of interest determined in accordance with SEC disclosure rules as the difference between the interest credited at the rate in Ameren’s deferred compensation plans and interest that would be credited at 120 percent of the applicable federal long-term rate (the “AFR”) published by the Internal Revenue Service (“IRS”) and calculated as of January 1, 2008 for the year ended December 31, 2007, as of January 1, 2009 for the year ended December 31, 2008 and as of January 1, 2010 for the year ended December 31, 2009. The table below shows the allocation of these amounts for each Executive. For 2009, the applicable interest rate for the deferred compensation plans was 8.45 percent. The above-market earnings are calculated using that amount minus 120 percent of the AFR of 4.94 percent published by the IRS, and calculated as of January 2010. For 2007, the applicable interest rate was 8.39 percent. The above-market earnings are calculated using that amount minus 120 percent of the AFR of 5.36 percent published by the IRS and calculated as of January 2008. For 2008, the applicable interest rate was 8.34 percent. The above-market earnings are calculated using that amount minus 120 percent of the AFR of 4.30 percent published by the IRS and calculated as of January 2009.

Name	Year	Pension Plan Increase ($)	Deferred Compensation Plans Above-Market Interest ($)
Voss	2009	170,990	53,491
	2008	165,185	51,267
	2007	117,643	31,812
Baxter	2009	85,712	27,200
	2008	107,967	24,899
	2007	50,617	14,920
Lyons	2009	40,604	–
	2008	44,340	–
Sullivan	2009	73,712	43,421
	2008	103,871	41,233
	2007	57,985	25,038
Cole	2009	89,967	30,222
	2008	118,658	28,849
	2007	64,193	17,838
Heflin	2009	38,576	6,158

For assumptions and methodology regarding the determination of pension values, please refer to the footnotes under the Pension Benefits Table.

(7)	None of the Executives received perquisites and other personal benefits in the aggregate amount of $10,000 or more in 2009.

The amounts in column (i) reflect for each Executive matching contributions allocated by Ameren to each Executive pursuant to Ameren’s 401(k) savings plan, which is available to all salaried employees, and the cost of insurance premiums paid by Ameren with respect to term life insurance, which amount each Executive is responsible for paying income tax. In 2009, Ameren’s 401(k) matching contributions for each of Messrs. Voss, Baxter, Lyons, Cole and Heflin were $11,025. In 2009, Ameren’s cost of insurance premium for Mr. Voss was $12,971.

The following table provides additional information with respect to stock-based awards granted in 2009, the value of which was provided in the Stock Awards column of the Summary Compensation Table with respect to 2009 grants, and the potential range of payouts associated with the 2009 EIP.

GRANTS OF PLAN-BASED AWARDS TABLE

								All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options(4) (#) (j)	Exercise or Base Price of Option Awards(4) ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards(5) ($) (l)

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)
Name (a)	Grant Date(1) (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Voss	EIP: 2/13/2009	300,000	600,000	900,000	–	–	–	–	–	–	–
	PSUP: 3/2/2009	–	–	–	7,975	26,584	53,168	–	–	–	412,584
Baxter	EIP: 2/13/2009	172,500	345,000	517,500	–	–	–	–	–	–	–
	PSUP: 3/2/2009	–	–	–	9,234	30,781	61,562	–	–	–	477,724
Lyons	EIP: 2/13/2009	110,500	221,000	331,500	–	–	–	–	–	–	–
	PSUP: 3/2/2009	–	–	–	3,375	11,249	22,498	–	–	–	174,584
Sullivan	EIP: 2/13/2009	124,500	249,000	373,500	–	–	–	–	–	–	–
	PSUP: 3/2/2009	–	–	–	6,968	23,226	46,452	–	–	–	360,468
Cole	EIP: 2/13/2009	107,749	215,498	323,247	–	–	–	–	–	–	–
	PSUP: 3/2/2009	–	–	–	3,763	12,543	25,086	–	–	–	194,667
Heflin	EIP: 2/13/2009	107,190	214,380	321,570	–	–	–	–	–	–	–
	PSUP: 3/2/2009	–	–	–	5,999	19,997	39,994	–	–	–	310,353

(1)	The PSU awards were granted on March 2, 2009. See “— Compensation Discussion and Analysis” for a discussion of the timing of various pay decisions.

(2)	The amounts shown in column (c) reflect the threshold payment level under the 2009 EIP which is 50 percent of the target amount shown in column (d). The amount shown in column (e) is 150 percent of such target amount (applicable for 2009). See “— Compensation Discussion and Analysis” for information regarding the description of performance-based conditions.

(3)	The amounts shown in column (f) reflect the threshold PSU award which is 30 percent of the target amount shown in column (g). The amount shown in column (h) is 200 percent of such target amount. See “— Compensation Discussion and Analysis” for information regarding the terms of the awards, the description of performance-based vesting conditions, and the criteria for determining the amounts payable.

(4)	None of the Executives received any option awards in 2009.

(5)	Represents the grant date fair value of the PSU awards in 2009 determined in accordance with authoritative accounting guidance, excluding the effect of estimated forfeiture. Assumptions used in the calculation of these amounts are referenced in footnote (3) to the Summary Compensation Table. There is no guarantee that, if and when the 2009 PSU awards vest, they will have this value.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

See “— Compensation Discussion and Analysis” for further information regarding the terms of awards reported in the Summary Compensation Table and the Grants of Plan-Based Awards Table and for discussions regarding officer stock ownership requirements, dividends paid on equity awards, and allocations between short-term and long-term compensation.

The following table provides information regarding the outstanding equity awards held by each of the Executives as of December 31, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards(1)					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(2) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(3) ($) (j)
Voss	–	–	–	–	–	–	–	18,129	506,706
Baxter	–	–	–	–	–	–	–	21,404	598,242
Lyons	–	–	–	–	–	–	–	7,417	207,305
Sullivan	–	–	–	–	–	–	–	15,465	432,247
Cole	–	–	–	–	–	–	–	9,095	254,205
Heflin	–	–	–	–	–	–	–	8,388	234,445

(1)	None of the Executives hold any options to purchase shares of Ameren’s Common Stock.

(2)	Represents 2008 and 2009 PSU award grants at threshold (due to lack of payout history) and Performance Restricted Stock awards at target, based on historical payout levels.

The following table provides the outstanding shares of Performance Restricted Stock and their potential vesting dates (at target performance).

	# of Potential Shares Vesting (at Target) Each Year Including Projected Dividends
Name	3/1/11	3/1/12
Voss	1,887	1,221
Baxter	2,594	1,435
Lyons	743	407
Sullivan	1,493	855
Cole	1,381	733
Heflin	–	–

The 2008 and the 2009 PSU awards under the 2006 Omnibus Incentive Compensation Plan vest, subject to Ameren achieving the required performance threshold and continued employment of the Executive, as of December 31, 2010 and December 31, 2011, respectively, for all Executives. See “— Compensation Discussion and Analysis — Long-Term Incentives: Performance Share Unit Program (“PSUP”).”

(3)	The dollar value of the payment of the 2008 and the 2009 PSU awards is based on achieving the threshold (minimum) performance goals for such awards. The dollar value of the payout of outstanding Performance Restricted Stock awards is based on achieving target performance goals for such awards. Valuations are based on the closing price of $27.95 per share of Ameren’s Common Stock on the NYSE on December 31, 2009, the last business day of 2009. There is no guarantee that, if and when the 2008 and 2009 PSU awards and Performance Restricted Stock awards vest, they will have this value.

The following table provides the amounts received upon exercise of options or similar instruments or the vesting of stock or similar instruments during the most recent fiscal year.

OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards(1)		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting(4) ($) (e)
Voss	–	–	1,866(2)	46,109
			5,475(3)	153,026
Baxter	–	–	2,564(2)	63,356
			6,308(3)	176,309
Lyons	–	–	768(2)	18,977
			1,840(3)	51,428
Sullivan	–	–	1,453(2)	35,904
			4,761(3)	133,070
Cole	–	–	1,461(2)	36,101
			2,433(3)	68,002
Heflin	–	–	–	–
			1,573(3)	43,965

(1)	None of the Executives hold any options to purchase shares of Ameren’s Common Stock.

(2)	Shares earned and vested under the Performance Restricted Stock awards under Ameren’s Long-Term Incentive Plan of 1998 due to achievement of specified Ameren EPS hurdles for restricted shares awarded during 2001-2005. The restricted shares were released on March 1, 2010.

(3)	Represents 2007 PSU award grants earned as of December 31, 2009. 2007 PSUs earned will continue to track with Ameren’s Common Stock price until December 31, 2011, at which time the PSUs will be paid in Ameren Common Stock. During the performance period for the 2007 PSU awards ending December 31, 2009, Executives were credited with dividend equivalents on 2007 PSU award grants, which represented the right to receive shares of Ameren Common Stock measured by the dividend payable with respect to the corresponding number of 2007 PSU awards. Dividend equivalents on 2007 PSU awards accrued and were reinvested into additional 2007 PSU awards throughout the three-year performance period. The number of PSUs ultimately earned by each Executive through dividend reinvestment was as follows: Mr. Voss 874 units; Mr. Baxter 1,007 units; Mr. Lyons 294 units; Mr. Sullivan 760 units; Mr. Cole 388 units; and Mr. Heflin 252 units. During the two-year period following the three-year performance period for the 2007 PSU awards, dividend equivalents will be paid on earned 2007 PSU awards on a current basis at the end of each calendar quarter.

(4)	The value of the vested Performance Restricted Stock is based on the closing price of $24.71 per share of Ameren’s Common Stock on the NYSE on February 26, 2010. The value of the vested 2007 PSUs is based on the closing price of $27.95 per share of Ameren’s Common Stock on the NYSE on December 31, 2009.

PENSION BENEFITS

The table below provides the actuarial present value of the Executive’s accumulated benefits under Ameren’s retirement plans and the number of years of service credited to each Executive under these plans.

PENSION BENEFITS TABLE

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit(1)(2) ($) (d)	Payments During Last Fiscal Year(3) ($) (e)
Voss	1) Retirement Plan	40	1,018,424	–
	2) SRP	40	479,282	–
Baxter	1) Retirement Plan	14	154,676	–
	2) SRP	14	358,855	–
Lyons	1) Retirement Plan	8	112,901	–
	2) SRP	8	85,773	–
Sullivan	1) Retirement Plan	20	316,981	–
	2) SRP	20	292,900	–
Cole	1) Retirement Plan	34	613,375	–
	2) SRP	34	301,696	–
Heflin	1) Retirement Plan	4	73,036	–
	2) SRP	4	41,443	–

(1)	Represents the actuarial present value of the accumulated benefits relating to the Executives under the Retirement Plan (defined below) and the SRP as of December 31, 2009. See Note 11 to our audited consolidated financial statements for the year ended December 31, 2009 included in our 2009 Form 10-K for an explanation of the valuation method and all material assumptions applied in quantifying the present value of the accumulated benefit. The calculations were based on retirement at the plan normal retirement age of 65, included no pre-retirement decrements in determining the present value, used an 80 percent lump sum/20 percent annuity payment form assumption, and used the plan valuation mortality assumptions after age 65 in the 1994 Group Annuity Reserving Table. Cash balance accounts were projected to age 65 using the 2009 plan interest crediting rate of 5.00 percent.

(2)	The following table provides the Cash Balance Account Lump Sum Value for accumulated benefits relating to the Executives under the cash balance account under the Retirement Plan and the SRP at December 31, 2009 as an alternative to the presentation of the actuarial present value of the accumulated benefits relating to the Executives under the Retirement Plan and the SRP as of December 31, 2009.

Name	Plan Name	Cash Balance Account Lump Sum Value ($)
Voss	1) Retirement Plan	1,069,714
	2) SRP	503,420
Baxter	1) Retirement Plan	178,533
	2) SRP	414,206
Lyons	1) Retirement Plan	133,544
	2) SRP	101,456
Sullivan	1) Retirement Plan	360,359
	2) SRP	332,983
Cole	1) Retirement Plan	670,731
	2) SRP	329,907
Heflin	1) Retirement Plan	85,405
	2) SRP	48,461

(3)	All Executives are active and were not eligible for payments prior to December 31, 2009.

Ameren Retirement Plan

Most salaried employees of Ameren and its subsidiaries, including the Executives, earn benefits in the cash balance account under the Ameren Retirement Plan (the “Retirement Plan”) immediately upon employment. Benefits become vested after three years of service.

On an annual basis a bookkeeping account in a participant’s name is credited with an amount equal to a percentage of the participant’s pensionable earnings for the year. Pensionable earnings include base salary and annual EIP compensation, which are equivalent to amounts shown in columns (c), (d) and (g) in the Summary Compensation Table.

The applicable percentage is based on the participant’s age as of December 31 of that year. If the participant was an employee prior to July 1, 1998, an additional transition credit percentage was credited to the participant’s account through 2007 (or an earlier date if the participant had less than 10 years of service on December 31, 1998).

Participant’s Age on December 31	Regular Credit for Pensionable Earnings*	Transition Credit for Pensionable Earnings	Total Credits
Less than 30	3%	1%	4%
30 to 34	4%	1%	5%
35 to 39	4%	2%	6%
40 to 44	5%	3%	8%
45 to 49	6%	4.5%	10.5%
50 to 54	7%	4%	11%
55 and over	8%	3%	11%
* An additional regular credit of three percent is received for pensionable earnings above the Social Security wage base.

These accounts also receive interest credits based on the average yield for one-year U.S. Treasury constant maturity for the previous October, plus one percent. The minimum interest credit is five percent.

In addition, certain annuity benefits earned by participants under prior plans as of December 31, 1997 were converted to additional credit balances under the Retirement Plan as of January 1, 1998.

Effective January 1, 2001, an enhancement account was added that provides a $500 additional credit at the end of each year.

The normal retirement age under the Retirement Plan and the SRP is 65. Neither the Retirement Plan nor the SRP contain provisions for crediting extra years of service or for early retirement. When a participant terminates employment (including as a result of retirement), the amount credited to the participant’s account is converted to an annuity or paid to the participant in a lump sum. The participant can also choose to defer distribution, in which case the account balance is credited with interest at the applicable rate until the future date of distribution.

Ameren Supplemental Retirement Plan

In certain cases, pension benefits under the Retirement Plan are reduced to comply with maximum limitations imposed by the IRC. The SRP is maintained by Ameren to provide for a supplemental benefit equal to the difference between the benefit that would have been paid if such IRC limitations were not in effect and the reduced benefit payable as a result of such IRC limitations. Any Executive whose pension benefits under the Retirement Plan would exceed IRC limitations or who participates in the deferred compensation plans described below is eligible to participate in the SRP. The SRP is unfunded and is not a qualified plan under the IRC.

There is no offset under either the Retirement Plan or the SRP for Social Security benefits or other offset amounts.

NONQUALIFIED DEFERRED COMPENSATION

The following table discloses contributions, earnings and balances under nonqualified deferred compensation plans for each Executive.

NONQUALIFIED DEFERRED COMPENSATION TABLE

Name (a)	Executive Contributions in 2009(1) ($) (b)	Company Contributions in 2009 ($) (c)	Aggregate Earnings in 2009(2) ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at 12/31/09(3) ($) (f)
Voss	165,192	–	128,206	–	1,743,071
Baxter	115,709	–	65,497	–	892,595
Lyons	–	–	–	–	–
Sullivan	145,996	–	104,606	–	1,421,989
Cole	99,957	–	72,720	–	987,355
Heflin	49,842	–	14,838	–	205,548

(1)

A portion of these amounts are also included in amounts reported for 2009 as “Salary” in column (c) of the Summary Compensation Table. These amounts also include a portion of amounts reported as “Non-Equity Incentive Plan Compensation” in our

2009 information statement, representing compensation paid in 2009 for performance during 2008.

(2)	The dollar amount of aggregate interest earnings accrued during 2009. The above-market interest component of these amounts is included in amounts reported in column (h) of the Summary Compensation Table. See footnote (6) to the Summary Compensation Table for the amounts of above-market interest.

(3)	The dollar amount of the total balance of the Executive’s account as of December 31, 2009 consists of the following elements.

Name	Executive Contributions ($)	Interest Earnings ($)	Total ($)	Amount Previously Reported as Compensation in Prior Years(1) ($)
Voss	1,094,949	648,121	1,743,071	785,252
Baxter	578,335	314,260	892,595	393,335
Lyons	–	–	–	–
Sullivan	972,981	449,008	1,421,989	630,988
Cole	641,344	346,009	987,355	195,319
Heflin	177,613	27,935	205,548	–

(1)	Represents amounts previously reported as compensation to the Executive in the Company’s Summary Compensation Table in previous years.

Ameren made changes to its nonqualified deferred compensation plans in response to changes in tax rules applicable to these type of plans.

Executive Deferred Compensation Plan Participation

Pursuant to an optional deferred compensation plan available to executive officers and certain key employees (the “Ameren Deferred Compensation Plan”), Executives may annually choose to defer up to 50 percent (in one percent increments) of their salary and up to 100 percent (in one percent increments or amounts in excess of a threshold) of cash incentive awards. There are no minimum dollar thresholds for deferrals. At the request of a participant, Ameren may, in its discretion, waive the 50 percent limitation.

Amounts deferred with respect to plan years commencing prior to January 1, 2010 under the Ameren Deferred Compensation Plan earn interest at 150 percent of the Mergent’s Seasoned AAA Corporate Bond Yield Index rate (the “Officers Deferred Plan Index Rate”) while the participant is employed by Ameren or one of its subsidiaries, including the Company. After the participant terminates employment for any reason, the amounts deferred with respect to plan years commencing prior to January 1, 2010 under the Ameren Deferred Compensation Plan earn the average Mergent’s Seasoned AAA Corporate Bond Yield Index rate (the “Officers Deferred Plan Base Rate”). The plan compounds interest annually and the rate is calculated as of the first day of the plan year.

A participant may choose to receive the deferred amounts at retirement in a lump sum payment or in installments over a set period of up to 15 years. In the event a participant terminates employment with Ameren and its subsidiaries prior to age 55, the balance in such participant’s deferral account is distributable in a lump sum to the participant within 30 days of the date the participant terminates employment. In the event a participant terminates employment with Ameren and its subsidiaries prior to age 55 and after the occurrence of a

Change of Control (as defined below under “— Other Potential Post-Employment Payments — Change of Control Protection — In General — Change of Control Severance Plan”) the balance in such participant’s deferral account, including interest payable at the Officers Deferred Plan Index Rate (for amounts deferred with respect to plan years commencing prior to January 1, 2010), is distributable in a lump sum to the participant within 30 days of the date the participant terminates employment.

Deferred Compensation Plan For Plan Years Commencing On and After January 1, 2010

In October 2009, Ameren adopted an amended and restated Ameren Deferred Compensation Plan effective January 1, 2010 (the “Amended Ameren Deferred Compensation Plan”), to change the interest crediting rates for deferrals made with respect to plan years commencing on and after January 1, 2010 and to add a 401(k) restoration benefit for eligible officers of Ameren and its subsidiaries, including the Company, whose total salary and short-term incentive award exceeds the limit on compensation in effect under the IRC. Pursuant to the Amended Ameren Deferred Compensation Plan, amounts deferred with respect to plan years commencing on and after January 1, 2010, other than the 401(k) Restoration Benefit (as defined below), earn interest in an amount equal to 120 percent of the AFR for December immediately preceding the year of the cash deferral and calculated as of the first day of each applicable plan year on or after January 1, 2010. Under the Amended Ameren Deferred Compensation Plan, the interest factor to be used on a participant’s deferral account upon the occurrence of a Change of Control as described above for amounts deferred with respect to plan years commencing on and after January 1, 2010 will also equal 120 percent of the AFR for the December immediately preceding such Change of Control. Amounts deferred with respect to plan years commencing prior to January 1, 2010 will continue to be credited interest at the Officers Deferred Plan Index Rate or the Officers Deferred Plan Base Rate, as the case may be.

The 401(k) Restoration Benefit allows eligible officers of Ameren and its subsidiaries, including the Executives, to also defer a percentage of salary and/or EIP awards in excess of the limit on compensation then in effect under the IRC (currently $245,000), in one percent increments, up to a maximum of six percent of total salary and EIP awards (this 401(k) restoration deferral, together with Ameren’s 401(k) matching credit described below are referred to collectively, as the “401(k) Restoration Benefit”). Under the Amended Ameren Deferred Compensation Plan, Ameren credits each participating officer’s deferral account with a matching credit equal to 100 percent of the first three percent of salary and EIP awards and 50 percent of the remaining salary and EIP awards deferred by the participant, as a 401(k) restoration deferral. In general, eligible participants, including the Executives, may direct the deemed investment of the 401(k) Restoration Benefit in accordance with the investment options that are generally available under Ameren’s 401(k) savings plan, except for the Ameren stock fund.

A participant’s benefit will be comprised of separate bookkeeping accounts evidencing his or her interest in each of the investment funds in which contributions and applicable matching contributions have been deemed invested. While no actual contributions are made to the funds, earnings or losses are calculated using the valuation methodology employed by the record keeper for each of the corresponding funds. Participants may generally transfer investments among various investment alternatives on a daily basis, subject to the provisions of the Amended Ameren Deferred Compensation Plan.

Distributions from the Amended Ameren Deferred Compensation Plan will be paid in cash. Participants may also elect to receive distributions in a single lump sum or in substantially equal annual or monthly installments over a period of 5, 10 or 15 years.

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

Employment Agreements

Neither Ameren nor the Company has employment agreements with the Executives.

General Severance Plan

Ameren maintains a Severance Plan for Management Employees which provides for severance based on years of service and weeks of pay for all salaried full-time employees on the active payroll. The Executives are covered under this plan in the event of a qualified termination (defined under the plan) and are eligible for severance on the same basis as other full-time salaried employees.

Change of Control Protection

In General

Change of Control Severance Plan.  In 2008, Ameren’s Board of Directors adopted an Ameren Second Amended and Restated Change of Control Severance Plan, as amended (the “Change of Control Plan”). Other Ameren plans also carry change of control provisions.

Severance and PSUP provisions pursuant to a Change of Control (as defined below) were redesigned or designed by the Committee in 2006 and subsequent changes to the Change of Control Plan have been made in response to various changes in tax laws. The Change of Control Plan was amended in October 2009 to eliminate reimbursement and gross-up payments in connection with any excise taxes that may be imposed on benefits received by any officers who first become designated as entitled to receive benefits under the Change of Control Plan on or after October 1, 2009.

Under the Change of Control Plan, designated officers of Ameren and its subsidiaries, including the Executives, are entitled to receive severance benefits if their employment is terminated without Cause (as defined below) or by the Executive for Good Reason (as defined below) within two years after a Change of Control.

Definitions of Change of Control, Cause and Good Reason

A change of control (“Change of Control”) occurs under the Change of Control Plan, in general, upon:

(i)    the acquisition of 20 percent or more of the outstanding Common Stock of Ameren or of the combined voting power of the outstanding voting securities of Ameren;

(ii)    a majority change in composition of the board of directors;

(iii)    a reorganization, merger or consolidation, sale or other disposition of all or substantially all of the assets of Ameren, unless current shareholders continue to own 60 percent or more of the surviving entity immediately following the transaction; or

(iv)    approval by Ameren shareholders of a complete liquidation or dissolution of Ameren.

“Cause” is defined as follows:

(i)    the participant’s willful failure to substantially perform his or her duties with Ameren (other than any such failure resulting from the participant’s disability), after notice and opportunity to remedy;

(ii)    gross negligence in the performance of the participant’s duties which results in material financial harm to Ameren;

(iii)    the participant’s conviction of, or plea of guilty or nolo contendere to, any felony or any other crime involving the personal enrichment of the participant at the expense of Ameren or shareholders of Ameren; or

(iv)    the participant’s willful engagement in conduct that is demonstrably and materially injurious to Ameren, monetarily or otherwise.

“Good Reason” is defined as follows:

(i)    a net reduction of the participant’s authorities, duties, or responsibilities as an executive and/or officer of Ameren;

(ii)    required relocation of more than 50 miles;

(iii)    any material reduction of the participant’s base salary or target bonus opportunity;

(iv)    reduction in grant-date value of long-term incentive opportunity;

(v)    failure to provide the same aggregate value of employee benefit or retirement plans in effect prior to a Change of Control;

(vi)    failure of a successor to assume the Change of Control Plan agreements; or

(vii)    a material breach of the Change of Control Plan.

If an Executive’s employment is terminated without Cause or by the Executive for Good Reason, the Executive will receive a cash lump sum equal to the following:

(i)    salary and unpaid vacation pay through the date of termination;

(ii)    pro rata EIP compensation for the year of termination;

(iii)    three years’ worth of each of base salary, target EIP compensation, additional pension credit and employee welfare benefits;

(iv)    up to $30,000 for the cost of outplacement services (not available for a Good Reason termination); and

(v)    reimbursement and gross-up for any excise tax imposed on benefits received by the Executive from Ameren, assuming such payments (as defined by the IRS) are at least 110 percent of the imposed cap under the IRC; provided that officers who first become designated as entitled to receive benefits under the Change of Control Plan on or after October 1, 2009, are not eligible to receive reimbursement and gross-up for any such excise tax.

Following are details of how the above items are calculated.

•

Retirement Plan Benefit Assumptions.  Amount equal to the difference between (a) the account balance under the Retirement Plan and SRP which the participant would receive if his or her employment continued during the three-year period upon which severance is received (assuming the participant’s compensation during such period would have been equal to his or her compensation as in effect immediately prior to termination), and (b) the actual account balance (paid or payable) under such plans as of the date of termination.

•

Welfare Benefit Payment Assumptions.  Continued coverage for the Executive’s family with medical, dental, life insurance and executive life insurance benefits as if employment had not been terminated during the three-year period upon which severance is received. Calculation assumes full cost of benefits over the three-year period. In addition, the Executive’s family receives additional retiree medical benefits (if applicable) as if employment had not been terminated during the three-year period upon which severance is received. All retiree medical benefits are payable only in their normal form as monthly premium payments. The actuarial present value of the additional retiree medical benefits is included, calculated based on retirement at the end of the three-year severance period, a graded discount rate assumption of 0.83 percent for payment duration of three years or less, 3.16 percent for payment duration of over three but not more than nine years and 5.02 percent for payment duration over nine years, and post-retirement mortality according to the RP-2000 (generational) table. (No pre-retirement mortality.)

Ability to Amend or Terminate Change of Control Plan

Ameren’s Board may amend or terminate the Change of Control Plan at any time, including designating any other event as a Change of Control, provided that the Change of Control Plan may not be amended or terminated (i) following a Change of Control, (ii) at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (iii) otherwise in connection with or in anticipation of a Change of Control in any manner that could adversely affect the rights of any officer covered by the Change of Control Plan.

Change of Control Provisions Relating to PSU Awards and Performance Restricted Stock Awards

Below is a summary of protections provided upon a Change of Control with respect to the PSU awards under the Ameren 2006 Omnibus Incentive Compensation Plan and Performance Restricted Stock under the Ameren Long-Term Incentive Plan of 1998. In brief, the goal of these protections is to avoid acceleration of PSU vesting and payment in situations where a Change of Control occurs but Ameren continues to exist and the Executive retains his or her position. In the table below, the term “qualifying termination” means the participant is involuntarily terminated other than for Cause or has a voluntary termination for Good Reason before the second anniversary of the date of the Change of Control. Other definitions of capitalized terms may be found in the Change of Control Plan.

Change of Control Event	Termination Event	Unvested PSU Awards	Unvested Performance Restricted Stock

Change of Control which occurs on or before the end of the applicable performance period after which Ameren continues in existence and remains a publicly traded company on the NYSE or NASDAQ	No qualifying termination

Payable upon the earliest to occur of the following:

•   For PSU awards granted through December 31, 2008, two years after the performance period has ended and for 2009 PSU awards, after the performance period has ended;

•   the participant’s death; or

•   if the participant becomes disabled or retires during the performance period, immediately following the performance period and if the participant becomes disabled or retires after the performance period but before earned amounts have been paid out, upon such disability or death.

All awards vest
	Qualifying termination during the performance period	The PSUs the participant would have earned if such participant remained employed until the vesting date, at actual performance, will vest on the last day of the performance period and be paid in shares of Ameren’s Common Stock immediately.	All awards vest

Change of Control which occurs on or before the end of the applicable performance period in which Ameren ceases to exist or is no longer publicly traded on the NYSE or NASDAQ	Automatic Upon Change of Control	The target number of PSU awards granted, together with dividends accrued thereon, will be converted to nonqualified deferred compensation. Interest on the nonqualified deferred compensation will accrue based on the prime rate, computed as provided in the award agreement.	All awards vest
	Continued employment until the end of the three-year performance period	Lump sum payout of the nonqualified deferred compensation plus interest immediately following the performance period.	All awards vest
	Continued employment until death or disability which occurs before the end of the three-year performance period	Immediate lump sum payout of the nonqualified deferred compensation, plus interest.	All awards vest

	Qualifying termination during the three-year performance period	Immediate lump sum payout of the nonqualified deferred compensation, plus interest; provided that such distribution shall be deferred until the date which is six months following the participant’s termination of employment to the extent required by IRC Section 409A.	All awards vest

	Other termination of employment before the end of the three-year performance period	Forfeiture of the nonqualified deferred compensation, plus interest.	All awards vest

Termination of PSU Awards and Performance Restricted Stock Awards Other Than for Change of Control

The following table summarizes the impact of certain employment events that may result in the payment of unvested PSU and unvested Performance Restricted Stock awards.

Type of Termination	Additional Termination Details	Unvested PSU Awards	Unvested Performance Restricted Stock

Voluntary termination	N/A	Forfeited	A prorated award is earned through the termination date and paid on or after March 1 following the performance period (based on actual performance during the entire year of the termination). All other unvested restricted shares are forfeited.

Involuntary termination not for Cause	Prior to age 62	Forfeited	A prorated award is earned through the termination date and paid on or after March 1 following the performance period (based on actual performance during the entire year of the termination). All other unvested restricted shares are forfeited.

	Age 62+		Continued vesting in accordance with the terms of the awards.

Death	Prior to age 62	All awards pay out at target (plus accrual of dividends), pro rata for the number of days worked in each performance period.	A prorated award is earned through the termination date and paid on or after March 1 following the performance period (based on actual performance during the entire year of the termination). All other unvested restricted shares are forfeited.

	Age 62+		Continued vesting in accordance with the terms of the awards.

Disability	Prior to age 62	All outstanding awards are earned at the same time and to the same extent that they are earned by other participants, and are paid out by March 15 after the performance period ends.	A prorated award is earned through the termination date and paid on or after March 1 following the performance period (based on actual performance during the entire year of the termination). All other unvested restricted shares are forfeited.

	Age 62+		Continued vesting in accordance with the terms of the awards.

Retirement (Termination at or after age 55) During Performance Period	Prior to age 62	Only if the participant has at least five years of service, a prorated award is earned at the end of the three-year performance period (based on actual performance) and paid immediately following the performance period.	A prorated award is earned through the termination date and paid on or after March 1 following the performance period (based on actual performance during the entire year of the termination). All other unvested restricted shares are forfeited.

	Age 62+	Only if the participant has at least five years of service, a full award is earned at the end of the three-year performance period (based on actual performance) and paid immediately following the performance period.	Continued vesting in accordance with the terms of the awards.

Retirement (Termination at or after age 55) Following Performance Period	PSU awards prior to 2009 implement a two-year holding period after a three-year performance period vesting.	This scenario occurs when awards have already vested. In this situation, payout is made immediately.	N/A

Estimated Potential Post-Employment Payments

The tables below reflect the payments and benefits payable to each of the Executives in the event of a termination of the Executive’s employment under several different circumstances. The amounts shown assume that termination was effective as of December 31, 2009, at the Executive’s compensation and service levels as of that date, and are estimates of the amounts that would be payable to the Executive in each scenario. Excise tax and gross-up payments are estimated using a stock price of $27.95 per share (the closing price of Ameren’s Common Stock on the NYSE on December 31, 2009, the last business day of 2009). In addition, the amounts shown do not include benefits paid by insurance providers under life and disability policies or payments and benefits provided on a non-discriminatory basis to employees upon a termination of employment. The actual amounts to be paid out can only be determined at the time of the Executive’s actual separation from Ameren. Factors that could affect the nature and amount of the payments on termination of employment, among others, include the timing of event, compensation level, the market price of Ameren’s Common Stock and the Executive’s age.

VOSS

Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/09 ($)	Involuntary Termination not for Cause ($)	Change of Control ($)(1)
Cash Severance (Three years’ Base Salary and Target EIP, Plus Prorata EIP)	N/A	N/A	N/A		4,950,000
PSU Vesting, Assuming Termination of Employment	823,555	610,372	610,372(2)		1,553,413
Performance Restricted Stock Vesting	86,869	86,869	86,869		86,589
Three Years’ Pension Credit	N/A	N/A	N/A		551,881
Three Years’ Welfare Benefits(3)	N/A	N/A	N/A		66,060
Outplacement at Maximum	N/A	N/A	N/A		30,000
Excise Tax and Gross-up (to IRS)	N/A	N/A	N/A		3,004,687
Total	910,424	697,241	697,241		10,242,630

BAXTER

Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/09(4) ($)	Involuntary Termination not for Cause ($)	Change of Control ($)(1)
Cash Severance (Three years’ Base Salary and Target EIP, Plus Prorata EIP)	N/A	N/A		N/A	3,105,000
PSU Vesting, Assuming Termination of Employment	952,719	705,841		0	1,797,816
Performance Restricted Stock Vesting	71,664	71,664		71,664	111,800
Three Years’ Pension Credit	N/A	N/A		N/A	350,254
Three Years’ Welfare Benefits(3)	N/A	N/A		N/A	50,580
Outplacement at Maximum	N/A	N/A		N/A	30,000
Excise Tax and Gross-up (to IRS)	N/A	N/A		N/A	2,126,160
Total	1,024,383	777,505		71,664	7,571,610

LYONS

Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/09(4) ($)	Involuntary Termination not for Cause ($)	Change of Control ($)(1)
Cash Severance (Three years’ Base Salary and Target EIP, Plus Prorata EIP)	N/A	N/A		N/A	2,106,000
PSU Vesting, Assuming Termination of Employment	329,910	242,449		0	636,122
Performance Restricted Stock Vesting	21,466	21,466		21,466	31,891
Three Years’ Pension Credit	N/A	N/A		N/A	171,872
Three Years’ Welfare Benefits(3)	N/A	N/A		N/A	40,968
Outplacement at Maximum	N/A	N/A		N/A	30,000
Excise Tax and Gross-up (to IRS)	N/A	N/A		N/A	1,244,839
Total	351,376	263,915		21,466	4,261,692

SULLIVAN

Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/09(4) ($)	Involuntary Termination not for Cause ($)	Change of Control ($)(1)
Cash Severance (Three years’ Base Salary and Target EIP, Plus Prorata EIP)	N/A	N/A		N/A	2,241,000
PSU Vesting, Assuming Termination of Employment	718,898	532,624		0	1,356,562
Performance Restricted Stock Vesting	40,611	40,611		40,611	65,207
Three Years’ Pension Credit	N/A	N/A		N/A	304,247
Three Years’ Welfare Benefits(3)	N/A	N/A		N/A	46,800
Outplacement at Maximum	N/A	N/A		N/A	30,000
Excise Tax and Gross-up (to IRS)	N/A	N/A		N/A	1,516,029
Total	759,509	573,235		40,611	5,559,845

COLE

Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/09 ($)	Involuntary Termination not for Cause ($)	Change of Control ($)(1)
Cash Severance (Three years’ Base Salary and Target EIP, Plus Prorata EIP)	N/A	N/A	N/A		2,052,000
PSU Vesting, Assuming Termination of Employment	378,459	280,968	161,139(2)		719,866
Performance Restricted Stock Vesting	40,835	40,835	40,835		58,639
Three Years’ Pension Credit	N/A	N/A	N/A		334,362
Three Years’ Welfare Benefits(3)	N/A	N/A	N/A		64,112
Outplacement at Maximum	N/A	N/A	N/A		30,000
Excise Tax and Gross-up (to IRS)	N/A	N/A	N/A		1,249,373
Total	419,294	321,803	201,974		4,508,352

HEFLIN

Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/09(4) ($)	Involuntary Termination not for Cause ($)	Change of Control ($)(1)
Cash Severance (Three years’ Base Salary and Target EIP, Plus Prorata EIP)	N/A	N/A		N/A	1,929,420
PSU Vesting, Assuming Termination of Employment	367,084	301,869		0	825,464
Performance Restricted Stock Vesting	N/A	N/A		N/A	N/A
Three Years’ Pension Credit	N/A	N/A		N/A	150,252
Three Years’ Welfare Benefits(3)	N/A	N/A		N/A	42,588
Outplacement at Maximum	N/A	N/A		N/A	30,000
Excise Tax and Gross-up (to IRS)	N/A	N/A		N/A	1,303,499
Total	367,084	301,869		0	4,281,223

(1)	Change of Control figures assume that Ameren ceases to exist or is no longer publicly traded on the NYSE or NASDAQ after the Change of Control.

(2)	The estimated number of PSUs that would be payable upon retirement at December 31, 2009 for Messrs. Voss and Cole is calculated according to the schedule following “— Change of Control Provisions Relating to PSU Awards and Performance Restricted Stock Awards” above, depending on their respective ages at December 31, 2009. Where performance was estimated, it was estimated at 30 percent payout for PSU awards and 100 percent payout for Performance Restricted Stock awards based upon historical payouts.

(3)	Welfare benefits figures reflect the estimated lump-sum present value of all future premiums which will be paid on behalf of or to the Executives under our welfare benefit plans. These amounts, however, would not actually be paid as a cash lump sum upon a Change of Control and termination of employment.

(4)	Messrs. Baxter, Lyons, Sullivan and Heflin are not retirement-eligible. Therefore, no PSU or Performance Restricted Stock vesting is shown upon retirement for them.

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other filings with the SEC, including this information statement, in whole or in part, the following Audit and Risk Committee Report shall not be deemed to be incorporated by reference into any such filings.

AUDIT AND RISK COMMITTEE REPORT

The Audit and Risk Committee of Ameren Corporation reviews Union Electric Company’s financial reporting process on behalf of Union Electric Company’s Board of Directors. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements of Union Electric Company to be included in the 2009 Form 10-K with Union Electric Company’s management and the independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, as well as maintaining effective internal control over financial reporting and assessing such effectiveness. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. Union Electric Company is a “non-accelerated filer” with respect to the reporting requirements of the Securities Exchange Act of 1934, as amended and therefore, was not required to comply with Section 404 of the Sarbanes-Oxley Act of 2002 and related SEC regulations as to the auditor’s attestation report on internal control over financial reporting for the 2009 fiscal year.

The Audit and Risk Committee has discussed with the independent registered public accounting firm, the matters required to be discussed by the rules of the Public Company Accounting Oversight Board (“PCAOB”), including U.S. Auditing Standard Section 380. In addition, the Audit and Risk Committee has discussed with the independent registered public accounting firm, the accounting firm’s independence with respect to Union Electric Company and its management, including the matters in the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit and Risk Committee concerning independence, received from the independent registered public accounting firm. To ensure the independence of the registered public accounting firm, Ameren Corporation has instituted monitoring processes at both the internal management level and the Audit and Risk Committee level. At the management level, the chief financial officer or the chief accounting officer is required to review and pre-approve all engagements of the independent registered public accounting firm for any category of services, subject to the pre-approval of the Audit and Risk Committee described below. In addition, the chief financial officer or the chief accounting officer is required to provide to the Audit and Risk Committee at each of its meetings (except meetings held exclusively to review earnings press releases and quarterly reports on SEC Form 10-Q) a written description of all services to be performed by the independent registered public accounting firm and the corresponding estimated fees. The monitoring process at the Audit and Risk Committee level includes a requirement that the Committee pre-approve the use of the independent registered public accounting firm to perform any category of services. At each Audit and Risk Committee meeting (except meetings held exclusively to review earnings press releases and quarterly reports on SEC Form 10-Q), the Committee receives a joint report from the independent registered public accounting firm and the chief financial officer or the chief accounting officer concerning audit fees and fees paid to the independent registered public accounting firm for all other services rendered, with a description of the services performed. The Audit and Risk

Committee has considered whether the independent registered public accounting firm’s provision of the services covered under the captions “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM—Fees for Fiscal Years 2009 and 2008—Audit-Related Fees,” “— Tax Fees” and “— All Other Fees” in this information statement is compatible with maintaining the registered public accounting firm’s independence and has concluded that the registered public accounting firm’s independence has not been impaired by their engagement to perform these services.

In reliance on the reviews and discussions referred to above, the Audit and Risk Committee recommended to the Boards of Directors of Ameren Corporation and Union Electric Company that Union Electric Company’s audited financial statements be included in Union Electric Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2009, for filing with the SEC.

Ameren Audit and Risk Committee:

Douglas R. Oberhelman, Chairman

Stephen F. Brauer

Susan S. Elliott

Ellen M. Fitzsimmons

Stephen R. Wilson

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FISCAL YEAR 2009

PricewaterhouseCoopers LLP (“PwC”) served as the independent registered public accounting firm for Ameren and its subsidiaries in 2009. PwC is an independent registered public accounting firm with the PCAOB. Representatives of the firm are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

FEES FOR FISCAL YEARS 2009 AND 2008

Audit Fees

The aggregate fees for professional services rendered by PwC for (i) the audits of the consolidated annual financial statements of Ameren included in the combined 2009 Form 10-K of Ameren and its registered subsidiaries, the annual financial statements of its subsidiaries included in the combined 2009 Form 10-K of Ameren and its registered subsidiaries and the annual financial statements of certain non-registered subsidiaries; (ii) the audit of Ameren’s internal control over financial reporting; (iii) the reviews of the quarterly financial statements included in the combined Forms 10-Q of Ameren and its subsidiaries for the 2009 fiscal year; (iv) services provided in connection with debt and equity offerings; (v) certain accounting and reporting consultations; and (vi) certain regulatory required audits for the 2009 fiscal year, were $2,662,000.

Fees billed by PwC for audit services rendered to Ameren and its subsidiaries during the 2008 fiscal year totaled $2,854,320.

Audit-Related Fees

The aggregate fees for audit-related services rendered by PwC to Ameren and its subsidiaries during the 2009 fiscal year totaled $815,279. Such services consisted of: (i) risk and controls assessments related to power making operations and construction practices — $581,279; (ii) employee benefit plan audits — $168,500; (iii) assessment of the business risk management process — $50,000; (iv) agreed-upon procedures related to debt agreement compliance — $10,000; and (v) stock transfer/registrar review — $5,500.

Fees billed by PwC for audit-related services rendered to Ameren and its subsidiaries during the 2008 fiscal year totaled $1,085,400.

Tax Fees

The aggregate fees for tax services rendered by PwC to Ameren and its subsidiaries during the 2009 fiscal year totaled $236,866 for tax compliance and advice.

PwC rendered no tax services to Ameren and its subsidiaries during the 2008 fiscal year.

All Other Fees

The aggregate fees billed to Ameren by PwC during the 2009 fiscal year for all other services rendered to Ameren and its subsidiaries totaled $16,000 for accounting and reporting reference software and workforce benchmarking services.

Fees billed by PwC for all other services rendered to Ameren and its subsidiaries during the 2008 fiscal year totaled $198,500.

FISCAL YEAR 2010

Ameren’s Audit and Risk Committee has appointed PwC as independent registered public accounting firm for Ameren and its subsidiaries, including Union Electric, for the fiscal year ending December 31, 2010. Ameren is asking its shareholders to ratify this appointment at its 2010 annual meeting.

POLICY REGARDING THE PRE-APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM PROVISION OF AUDIT, AUDIT-RELATED AND NON-AUDIT SERVICES

The Audit and Risk Committee has adopted a policy to pre-approve all audit, audit-related and permissible non-audit services provided by the independent registered public accounting firm to Ameren and its subsidiaries, except that in accordance with the Committee’s charter, pre-approvals of non-audit services may be delegated to a single member of the Audit and Risk Committee. The Audit and Risk Committee pre-approved under that policy 100 percent of the fees for services covered under the above captions “— Audit Fees,” “— Audit-Related Fees” and “— All Other Fees” for fiscal years 2009 and 2008.

SHAREHOLDER PROPOSALS

Under the rules of the SEC, any shareholder proposal intended for inclusion in the information statement material for our 2011 annual meeting of shareholders must be received by the Secretary of the Company on or before November 10, 2010. We expect that the 2011 annual meeting of shareholders will be held on April 26, 2011.

In addition, under our By-Laws, shareholders who intend to submit a proposal in person at an annual meeting, or who intend to nominate a director at an annual meeting, must provide advance written notice along with other prescribed information. In general, such notice must be received by the Secretary of the Company at our principal executive offices not later than 60 or earlier than 90 days prior to the anniversary of the previous year’s annual meeting. The specific procedures to be used by shareholders to recommend nominees for director are set forth in Ameren’s Policy Regarding Nominations of Directors, which can be found on Ameren’s website at http://www.ameren.com. The specific procedures to be used by shareholders to submit a proposal in person at an annual meeting are set forth in the Company’s By-Laws, a copy of which may be obtained upon written request to the Secretary of the Company. The chairman of the meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the procedures set forth in the Company’s By-Laws and, in the case of nominations, Ameren’s Director Nomination Policy.

FORM 10-K

A copy of our 2009 Form 10-K, including the Company’s financial statements for the year ended December 31, 2009, is being furnished with this information statement. The 2009 Form 10-K is also available on Ameren’s website at http://www.ameren.com. If requested, we will provide you copies of any exhibits to the 2009 Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. You can request exhibits to the 2009 Form 10-K by writing to the Office of the Secretary, Union Electric Company, P.O. Box 66149, St. Louis, Missouri 63166-6149.

FOR INFORMATION ABOUT THE COMPANY, INCLUDING THE COMPANY’S ANNUAL, QUARTERLY AND CURRENT REPORTS ON SEC FORMS 10-K, 10-Q AND 8-K, RESPECTIVELY, PLEASE VISIT THE INVESTORS’ SECTION OF AMEREN’S HOME PAGE ON THE INTERNET — HTTP://WWW.AMEREN.COM. INFORMATION CONTAINED ON AMEREN’S WEBSITE IS NOT INCORPORATED INTO THIS INFORMATION STATEMENT OR OTHER SECURITIES FILINGS.